Exhibit 1.2
WALDENCAST PARTNERS LP
AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT
Dated as of July 27, 2022

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.
SUCH UNITS MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE HOLDER OF SUCH UNITS. A COPY OF SUCH AGREEMENT(S) MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.
WALDENCAST PARTNERS LP
AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT
This Amended and Restated Exempted Limited Partnership Agreement (this “Agreement”) of Waldencast Partners LP, a Cayman Islands exempted limited partnership (the “Partnership”), dated July 27, 2022 (the “Effective Date”), is entered into by and among Waldencast Cayman LLC, a Cayman Islands limited liability company, as General Partner (“DRE Partner”), Obagi Holdco 1 Limited, a limited company incorporated under the laws of Jersey, as Limited Partner (“Holdco 1”), Waldencast plc., a public limited company incorporated under the laws of Jersey (formerly known as Waldencast Acquisition Corp., a Cayman Islands exempted company, prior to its migration from the Cayman Islands to Jersey) (“PubCo”) and the other persons who execute a counterpart of, and are admitted to the Partnership in accordance with, this Agreement as Limited Partners. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I.
WHEREAS, the Partnership is an exempted limited partnership that was formed pursuant to an Initial Exempted Limited Partnership Agreement of the Partnership, dated November 5, 2021, between Holdco 1, as general partner of the Partnership, and Pubco, as initial limited partner of the Partnership (the “Prior Agreement”) and registered pursuant to the statement under section 9 of the Cayman Act filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands on November 5, 2021;
WHEREAS, prior to the execution of this Agreement, Pubco transferred and assigned the entirety of the limited partnership interest it held in the Partnership to the DRE Partner in accordance with the terms of the Prior Agreement (the "PubCo Contribution");
WHEREAS, prior to the execution of this Agreement, and following the PubCo Contribution, pursuant to a deed of transfer and adherence between Holdco 1 and the DRE Partner, and with simultaneous effect (i) Holdco 1 transferred the entirety of the general partnership interest it held in the Partnership to the DRE Partner and withdrew as general partner of the Partnership and the DRE Partner was appointed as general partner of the Partnership, and (ii) the DRE Partner transferred and assigned the entirety of the limited partnership interest it held in the Partnership to Holdco 1, as a result of which the DRE Partner became the sole general partner of the Partnership and Holdco 1 became the sole limited partner of the Partnership in accordance with the terms of the Prior Agreement (the "Partner Transfer");

Exhibit 1.2
WHEREAS, in connection with the transactions described herein, the DRE Partner and Holdco 1 desire to amend and restate the Prior Agreement in its entirety as set forth herein effective upon the execution of this Agreement, at which time the Prior Agreement will be superseded and replaced entirely by this Agreement;
WHEREAS, prior to the consummation of the Milk Transaction (as defined below), the General Partner shall declare and pay a Distribution in accordance with this Agreement of certain distribution proceeds received by the Partnership from Waldencast Finco Limited, a limited company incorporated under the laws of Jersey, to Holdco 1 as the sole Limited Partner;
WHEREAS, upon the terms and subject to the conditions of the Merger Agreement, dated November 15, 2021, by and among PubCo, Obagi Merger Sub, Inc. a Cayman Islands exempted company limited by shares (“Obagi Merger Sub”) and Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares (“Obagi”), immediately prior to the consummation of the Milk Transaction (as defined below), Obagi Merger Sub shall merge with and into Obagi (the “Obagi Merger”), pursuant to which the separate corporate existence of Obagi Merger Sub will cease and Obagi will survive the Obagi Merger as a direct wholly owned subsidiary of Obagi Holdco 2 Limited, a limited company incorporated under the laws of Jersey (“Obagi Holdco 2”), and an indirect wholly owned subsidiary of Holdco 1;
WHEREAS, upon the terms and subject to the conditions of the Equity Purchase Agreement (the “Milk Equity Purchase Agreement”), dated November 15, 2021, by and among PubCo, Holdco 1, the Partnership, Milk Makeup LLC, a Delaware limited liability company (“Milk”), the members of Milk listed therein (the “Milk Members”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Milk Members, the Partnership and Holdco 1 (the Partnership and Holdco 1 together, the “Purchasers”) shall acquire from the Milk Members and the Milk Members shall sell to the Purchasers all of the issued and outstanding membership interests of Milk held by them, which represent 100% of the issued and outstanding membership interests of Milk, in exchange for cash, limited partnership interests in the Partnership and Class B ordinary shares (the “Milk Transaction” and, together with the Obagi Merger, the “Transactions”);
WHEREAS, at the Effective Time, pursuant to a contribution agreement, (a) Holdco 1 will contribute its equity interest in Milk to the Partnership in exchange for limited partnership units of the Partnership and (b) Holdco 1 will contribute its equity interest in Obagi Holdco 2 to the Partnership in exchange for limited partnership units in Partnership (the "Holdco 1 Contribution");
WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), the Partners intend that the Partnership be treated as the continuation of Milk as a tax partnership under Section 708(a) of the Code; and
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement to read in its entirety as follows:
ARTICLE I
DEFINITIONS
1.1 Certain Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Additional Partner” means a Person admitted to the Partnership as a Partner pursuant to Section 10.2.
“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and any amounts such Partner is obligated to contribute or

Exhibit 1.2
deemed obligated to contribute pursuant to any provision of this Agreement or by Applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Admission Date” has the meaning set forth in Section 9.4(b).
“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a general partner or otherwise. For purposes of this Agreement, no Partner shall be deemed to be an Affiliate of any other Partner solely by reason of being a Partner.
“Agreement” has the meaning set forth in the Recitals to this Agreement.
“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, or other similar requirement enacted, adopted, promulgated, or applied by a governmental authority that is binding upon or applicable to such Person or its assets, as amended unless expressly otherwise specified herein.
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Board” means the board of directors of PubCo, as constituted at any given time.
“Book Value” means, with respect to any Property (other than money) treated as being held by the Partnership for U.S. federal income tax purposes (including Property held by an entity disregarded as being separate from the Partnership for federal income tax purposes), such Property’s adjusted basis for federal income tax purposes, except as follows:
(i) The initial Book Value of any such Property contributed by a Partner to the Partnership will be the gross Fair Market Value of such Property on the date of contribution, as reasonably determined by the General Partner.
(ii) The Book Values of each such item of Property will be adjusted to equal their respective gross Fair Market Values (taking Section 7701(g) of the Code into account), at the time of any Revaluation pursuant to Section 3.10(d); provided that if any Noncompensatory Option with respect to Units or other Equity Securities of the Partnership is outstanding, then Book Values will also be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(h)(2).
(iii) The Book Value of any such Property distributed to any Partner will be adjusted to equal the gross Fair Market Value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution.
(iv) The Book Values of such Properties will be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m) and paragraph (vi) of the definition of “Net Profit” or “Net Loss” or Section 4.3(h); provided, however, that Book Values will not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).
(v) If the Book Value of any such Property has been determined or adjusted pursuant to paragraph (i), (ii) or (iii), then such Book Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profit or Net Loss.
“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.

Exhibit 1.2
“Business Opportunities Exempt Party” has the meaning set forth in Section 6.7.
“Capital Account” has the meaning set forth in Section 3.10(a).
“Capital Contribution” means any cash, cash equivalents, or the Fair Market Value of other property which a Partner contributes to the Partnership pursuant to Section 3.1.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all shares of a company, any and all equivalent ownership interests in a Person (other than a corporation or a company) including, without limitation, partnership or membership interests (including any components thereof such as capital accounts, priority returns or the like) in a limited partnership or limited liability company and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Redemption Notice Date.
“Cash Exchange Payment” means with respect to a particular Exchange for which PubCo has elected to make a Cash Exchange Payment in accordance with Section 12.1(d):
(i) if the Class A ordinary shares are then traded on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (x) the number of Class A ordinary shares that would have been received by the Redeeming Partner in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Redemption Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, and (y) the Cash Exchange Class A 5-Day VWAP; or
(ii) if the Class A ordinary shares are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of Class A ordinary shares that would have been received by the Redeeming Partner in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Redemption Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, for which PubCo has elected to make a Cash Exchange Payment and (y) the Fair Market Value of one (1) Class A ordinary share.
For the avoidance of doubt, the Cash Exchange Payment may be made by PubCo, Waldencast Limited Partner or the Partnership.
“Cayman Act” means the Exempted Limited Partnership Act (As Revised) of the Cayman Islands, as it may be amended from time to time, and any successor to the Cayman Act.
“Certificate” has the meaning set forth in Section 2.1.
“Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than PubCo) acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of PubCo or the Partnership representing more than 50% of the combined voting power of PubCo or more than 50% of the value of the Partnership, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) the consummation of a merger or consolidation of PubCo or the Partnership with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of PubCo or the Partnership, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if PubCo or the Partnership, as applicable (or its successor), is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements for the sale or transfer, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets (including the Equity Securities or assets of the Partnership).

Exhibit 1.2
“Class A ordinary shares” means, as applicable, (a) the Class A ordinary shares, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class A ordinary shares or into which the Class A ordinary shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Class B ordinary shares” means, as applicable, (a) the Class B ordinary shares, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class B ordinary shares or into which the Class B ordinary shares are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Closing” means the closing of the transactions contemplated by the Milk Equity Purchase Agreement. “COC Exchange” has the meaning set forth in Section 12.3.
“COC Exchange Date” has the meaning set forth in Section 12.3.
“COC Exchanging Partner” has the meaning set forth in Section 12.3.
“COC Notice” has the meaning set forth in Section 12.3.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Common Unit Percentage Interest” means, with respect to any Partner, the quotient obtained by dividing the aggregate number of Common Units then owned by such Partner by the aggregate number of Common Units then owned by all Partners.
“Common Units” means the common limited partnership interests described in Section 3.1(b) and having the rights and preferences specified herein.
“Confidential Information” has the meaning set forth in Section 7.7(b).
“Contribution Register” has the meaning set forth in Section 3.1(a)(ii).
“Convertible Securities” means any securities directly or indirectly convertible into or exercisable or exchangeable for Units, other than Options.
“Covered Transaction” means any Liquidity Event or any other sale, redemption or Transfer of Units.
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, then Depreciation will be, subject to Treasury Regulations Section 1.704-3(d)(2), an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, then Depreciation will be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner.
“Designated Individual” has the meaning set forth in Section 8.3.
“Direct Exchange” has the meaning set forth in Section 12.2(a).
“Disputing Partner” has the meaning set forth in Section 14.2.

Exhibit 1.2
“Distribution” means each distribution made by the Partnership to a Partner, whether in cash, property or securities of the Partnership and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Partnership of any securities, or (b) any recapitalization or exchange of securities of the Partnership, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“Distributive Share” has the meaning set forth in Section 4.1(b).
“DRE Partner” has the meaning set forth in the Recitals to this Agreement.
“Effective Date” has the meaning set forth in the Recitals to this Agreement.
“Effective Time” means immediately following the consummation of the Milk Transaction.
“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.
“Equity Securities” means (i) Units or other equity interests in the Partnership (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Partnership) or equity interests in any other specified Person, (ii) Convertible Securities or other obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into other equity interests in the Partnership or any other specified Person and (iii) Options or warrants, or other rights to purchase or otherwise acquire other equity interests in the Partnership or any other specified Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner or the occurrence of any other event that terminates the partner status of a Partner in the Partnership.
“Exchange” means (a) a Redemption by the Partnership of Common Units held by a Partner for the Cash Exchange Payment or Stock Exchange Payment (together with the redemption and subsequent cancellation by PubCo of the same number of outstanding Class B ordinary shares held by such Partner for no additional consideration) or (b) the direct purchase by Waldencast Limited Partner of Common Units and Class B ordinary shares held by a Partner for the Cash Exchange Payment or Stock Exchange Payment in accordance with a Direct Exchange, in each case in accordance with Article XII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.
“Exchange Blackout Period” means the period of time commencing on (x) the date of payment of a distribution by the Partnership indirectly to PubCo (or the record date for such distribution, if earlier than the date of payment of such distribution) (such date, the “Start Date”) for the first distribution under Section 4.1 after the date of this Agreement and thereafter for each first distribution under Section 4.1 following the end of each immediately preceding Exchange Blackout Period (in respect of the four (4) distribution dates in a calendar year) and ending on (but including) (y) the PubCo Record Date for the PubCo dividend immediately following such distribution; provided that in no event shall such period of time exceed twenty (20) calendar days following the Start Date. For the avoidance of doubt, no more than four (4) Exchange Blackout Periods can begin in any calendar year.
“Exchange Date” means the COC Exchange Date or Redemption Date, as applicable.
“Exchange Election Notice” has the meaning set forth in Section 12.2(b).

Exhibit 1.2
“Exchange Rate” means, at any time, the number of Class A ordinary shares for which one Common Unit is entitled to be Exchanged at such time pursuant to this Agreement. On the date of this Agreement, the Exchange Rate shall be one for one, subject to adjustment pursuant to Section 12.5.
“Exempt Pledge” means a pledge, charge, mortgage, assignment by way of security, or other grant of encumbrance, by a Partner of Common Units held by such Partner as security for a bona fide margin loan or other customary lending arrangement with one or more banks or financial institutions (the “Lenders”) that meets the following conditions: (a) such pledging, charging, mortgaging, assigning by way of security, or other granting of encumbrance Partner shall have complied with all applicable policies of PubCo and the Partnership, including any securities trading, insider trading and pledging policies, in entering into such pledge charge, mortgage, assignment by way of security, or other grant of encumbrance, (or otherwise entered into such pledge charge, mortgage, assignment by way of security, or other grant of encumbrance, pursuant to a valid waiver of any of such policies in accordance with the applicable terms thereof), (b) the documentation of such bona fide margin loan or other customary arrangement shall be in a form reasonably acceptable to the General Partner, and (c) it is established to the reasonable satisfaction of the General Partner that, based upon the terms and conditions of such bona fide margin loan or other customary arrangement and any related agreements, (i) the Lender(s) will not be considered to be the “tax owner” of such Common Units for United States federal income tax purposes and (ii) such bona fide margin loan or other customary arrangement shall not create adverse tax consequences for the Partnership or any Partner. For the avoidance of doubt, the exercise by a Lender of its rights to acquire or Transfer any Common Units subject to such pledge charge, mortgage, assignment by way of security, or other grant of encumbrance, shall not be an Exempt Pledge.
“Exempt Transfer” has the meaning set forth in Section 9.1(b).
“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.
“Family Group” means a Partner’s spouse, parents, siblings and descendants (whether by birth or adoption) and any trust or other estate planning vehicle established solely for the benefit of such Partner and/or such Partner’s spouse and/or such Partner’s descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Partner and/or member of such Partner’s Family Group.
“Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 7.3.
“Forward Purchase Transaction” means the transactions pursuant to (a) the Forward Purchase Agreement dated March 2, 2021, by and between PubCo and Beauty Ventures LLC pursuant to which, among other things, Beauty Ventures LLC agreed to acquire units of PubCo, and (b) the Forward Purchase Agreement dated February 22, 2021, by and among PubCo, the Sponsor and Dynamo Master Fund (a member of the Sponsor) (“February FPA”), as amended by the assignment and assumption agreement dated December 20, 2021, by and between the Sponsor and Burwell Mountain Trust (a member of the Sponsor), pursuant to which, among other things, the Sponsor assigned, and Burwell Mountain Trust assumed, all of the Sponsor’s rights and benefits as purchaser under the February FPA, including the right to purchase units of PubCo subscribed for by the Sponsor.
“General Partner” means the DRE Partner, or any successor General Partner admitted to the Partnership in accordance with the terms of this Agreement and the Cayman Act, in its capacity as the general partner of the Partnership.
“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Holdco 1” has the meaning set forth in the Recitals to this Agreement.
“Holdco 1 Contribution” has the meaning set forth in the Recitals to this Agreement.

Exhibit 1.2
“Imputed Underpayment Amount” means (a) any “imputed underpayment” within the meaning of Section 6225 of the Code (or any corresponding or similar provision of state, local or foreign tax law) paid (or payable) by the Partnership as a result of any adjustment by the IRS with respect to any Partnership item of income, gain, loss, deduction, or credit of the Partnership (including, without limitation, any “partnership-related item” within the meaning of Section 6241(2) of the Code (or any corresponding or similar provision of state, local or foreign tax law)), including any interest, penalties or additions to tax with respect to any such adjustment, (b) any amount not described in clause (a) (including any interest, penalties or additions to tax with respect to such amounts) paid (or payable) by the Partnership as a result of the application of Sections 6221-6241 of the Code (or any corresponding or similar provision of state, local or foreign tax law), and/or (c) any amount paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes if the Partnership bears the economic burden of such amounts, whether by law or agreement, as a result of the application of Sections 6221- 6241 of the Code (including, for the avoidance of doubt, Section 6226(b) of the Code (or any corresponding or similar provision of state, local or foreign tax law)), including any interest, penalties or additions to tax with respect to such amounts.
“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, and (c) notes payable.
“Indemnified Person” has the meaning set forth in Section 6.4(a).
“IRS” means the United States Internal Revenue Service.
“Limited Partner” means a Limited Partner identified on the Schedule of Partners as of the Effective Time, or an Additional Partner or a Substituted Partner who is admitted as a Limited Partner in accordance with the terms of this Agreement and the Cayman Act for so long as such Person continues to hold an economic interest in any of the Units.
“Liquid Securities” has the meaning set forth in Section 12.3.
“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.
“Mark-to-Market Gain” means any net gain recognized for Capital Account purposes upon an adjustment to the Book Value of any Property pursuant to the definition of Book Value and/or a Revaluation.
“Milk” has the meaning set forth in the Recitals to this Agreement.
“Milk Equity Purchase Agreement” has the meaning set forth in the Recitals to this Agreement. “Milk Lock-Up Agreements” has the meaning set forth in Section 12.1(a).
“Milk Members” has the meaning set forth in the Recitals to this Agreement.
“Milk Partners” means the Partners set forth on Schedule I who were equityholders of Milk as of immediately prior to the consummation of the Milk Transaction.
“Milk Transaction” has the meaning set forth in the Recitals to this Agreement.
“Minimum Exchange Amount” means a number of Common Units held by a Redeeming Partner equal to the lesser of (x) 1,000 Common Units and (y) all of the Common Units then held by the applicable Redeeming Partner.
“National Securities Exchange” means a securities exchange registered with the Securities and Exchange Commission under Section 6 of the Exchange Act.

Exhibit 1.2
“Net Profit” or “Net Loss” means, for each Fiscal Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year (or other period), determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments (without duplication):
(i) any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition will be added to such taxable income or loss;
(ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition will be subtracted from such taxable income (or added to such taxable loss), notwithstanding that such items are not deductible for U.S. federal income tax purposes;
(iii) in the event the Book Value of any Partnership asset is adjusted pursuant to paragraphs (ii) or (iii) of the definition of “Book Value,” the amount of such adjustment will be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset, and will be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Profit or Net Loss;
(iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Book Value;
(v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”;
(vi) to the extent an adjustment to the adjusted tax basis of any Property pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Partner’s partnership interest in the Partnership, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the Property’s basis) or loss (if the adjustment decreases such basis) from the disposition of such Property, and will be taken into account in computing Net Profit or Net Loss; and
(vii) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 4.3(a) to (g) will not be taken into account in computing Net Profit or Net Loss. Instead, the amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(a) to (g) will be determined by applying rules analogous to those set forth in paragraphs (i) through (vi) above.
“Non-PubCo Partner” means any Partner that is not a PubCo Partner.
“Noncompensatory Option” means a non-compensatory option within the meaning of Treasury Regulations Section 1.721-2(f) that is issued by the Partnership.
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Partnership for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).
“Obagi” has the meaning set forth in the Recitals to this Agreement.
“Obagi Holdco 2” has the meaning set forth in the Recitals to this Agreement.
“Obagi Merger” has the meaning set forth in the Recitals to this Agreement.

Exhibit 1.2
“Obagi Merger Sub” has the meaning set forth in the Recitals to this Agreement.
“Option” means any right, option or warrant to subscribe for, purchase or otherwise acquire any Units.
“Partner” means each of the Persons from time to time admitted to the Partnership as a partner (general partner or limited partner) of the Partnership and listed as a Partner in the books and records of the Partnership, each in its capacity as a partner (general partner or limited partner) of the Partnership.
“Partner Nonrecourse Debt Minimum Gain” has the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Treasury Regulations Sections 1.704-2(i)(2) and 1.704-2(i)(3).
“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Partnership” has the meaning set forth in the Recitals to this Agreement.
“Partnership Indemnitees” has the meaning set forth in Section 6.4(e).
“Partnership Indemnitors” has the meaning set forth in Section 6.4(e).
“Partnership Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Partnership Representative” has the meaning set forth in Section 8.3.
“Party” or “Parties” means a party or parties (as applicable) to this Agreement.
“Pass-Through Entity” means a partnership, Subchapter S corporation, trust, grantor trust, or any other pass-through entity or flow-through entity for U.S. federal income tax purposes.
“Pass-Through Partner” means a Partner that is a Pass-Through Entity.
“Permitted Transferee” means any transferee in an Exempt Transfer.
“Person” means an individual or a corporation, company, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“PFIC” has the meaning set forth in Section 7.6.
“PIPE Investment” means the purchase of Class A ordinary shares pursuant to the subscription agreements, entered into on or prior to the date of this Agreement (as assigned or amended from time to time in accordance with their terms and this Agreement after the date of this Agreement).
“Prior Agreement” has the meaning set forth in the Recitals to this Agreement.
“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.
“PubCo” means Waldencast plc., a public limited company incorporated under the laws of Jersey, and its successors. “PubCo Contribution” has the meaning set forth in the Recitals to this Agreement.
“PubCo Memorandum and Articles of Association” means the Amended and Restated Memorandum and Articles of Association of PubCo.
“PubCo Partner” means (a) PubCo (if PubCo were to become a Partner of the Partnership), (b) Holdco 1, (c) DRE Partner and (d) any Subsidiary of PubCo or Holdco 1 (other than the Partnership and its Subsidiaries) that is or becomes a Partner.

Exhibit 1.2
“PubCo Record Date” means the record date determined by the Board for the declaration of a dividend payable on the outstanding Class A ordinary shares.
“Purchasers” has the meaning set forth in the Recitals to this Agreement.
“Recitals” means the Recitals to this Agreement.
“Redeemed Units” means with respect to any Redemption, the Common Units being redeemed or exchanged pursuant to a relevant Redemption Notice; provided that such amount of Common Units shall in no event be less than the Minimum Exchange Amount.
“Redeeming Partner” has the meaning set forth in Section 12.1(b).
“Redemption” has the meaning set forth in Section 12.1(a).
“Redemption Date” means the date that is not less than five (5) Business Days nor more than ten (10) Business Days after the Redemption Notice Date (unless and to the extent that the General Partner in its sole discretion agrees in writing to waive such time periods); provided, however, that if the Redemption Date for any Redemption with respect to which PubCo elects to make a Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Redemption Date shall occur on the next Business Day following the end of such Exchange Blackout Period; and provided further, that to the extent a Redemption is made in connection with a Redeeming Partner’s proper exercise of its rights to participate in a Piggyback Registration pursuant to Section 2.2 of the Registration Rights Agreement, the Redemption Date shall be the date on which the offering with respect to such Piggyback Registration is completed.
“Redemption Notice” has the meaning set forth in Section 12.1(b).
“Redemption Notice Date” means, with respect to any Redemption Notice, the date such Redemption Notice is given to the Partnership in accordance with Section 12.1.
“Redemption Right” has the meaning set forth in Section 12.1(a).
“Register” has the meaning set forth in Section 3.1(a)(iii).
“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of or about the date hereof, by and among PubCo and the parties listed thereto, as may be amended from time to time.
“Revaluation” has the meaning set forth in Section 3.10(d).
“Reviewed Year” has the meaning set forth in Section 8.3.
“Schedule of Partners” has the meaning set forth in Section 3.1(a)(i).
“Section 704(c) Property” has the meaning ascribed to such term in Treasury Regulations Section 1.704–3(a)(3) and shall include assets treated as Section 704(c) property by virtue of revaluations of Partnership assets as permitted by Treasury Regulations Section 1.704–1(b)(2)(iv)(f).
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Security Interests Register” has the meaning set forth in Section 3.1(a)(iii).

Exhibit 1.2
“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of a Partner by virtue of its partnership interest in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
“Sponsor” means Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company.
“Stock Exchange Payment” means, with respect to any Exchange of Common Units for which a Stock Exchange Payment is elected by PubCo, a number of Class A ordinary shares equal to the number of Common Units so exchanged multiplied by the Exchange Rate.
“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a company, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (iii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Partnership shall be given effect only at such times that the Partnership has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.
“Substituted Partner” means a Person that is admitted as a Partner to the Partnership pursuant to Section 10.1 in connection with the Transfer of then-existing Units to such Person.
“Tax Distributions” has the meaning set forth in Section 4.1(d)(i).
“Taxable Year” means the Partnership’s accounting period for federal income tax purposes determined pursuant to Section 8.2.
“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A ordinary shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transactions” has the meaning set forth in the Recitals to this Agreement.
“Transfer” has the meaning set forth in Section 9.1(a).
“Transferee” means a Person to whom any Units have been Transferred in accordance with the terms of this Agreement but who has not become a Partner pursuant to Sections 10.2 and 10.3.
“Transferor” has the meaning set forth in Section 9.1(b).
“Transferor’s Owner” has the meaning set forth in Section 9.1(c)(i).
“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.

Exhibit 1.2
“Trust Account” means the trust account holding of the cash proceeds of PubCo’s initial public offering and private placements of its securities that was established for the benefit of PubCo, certain public shareholders, and the underwriters of the initial public offering of PubCo.
“Unit” means, collectively, the Common Units and such other units of the Partnership as may be authorized, designated or issued, as determined by the General Partner from time to time after the date hereof.
“VWAP” means the daily per share volume-weighted average price of the Class A ordinary shares on the Nasdaq Stock Market or such other principal United States securities exchange on which the Class A ordinary shares are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A ordinary shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a Class A ordinary shares on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per Class A ordinary share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by PubCo); provided, however, that if at any time for purposes of the Cash Exchange Class A 5-Day VWAP, Class A ordinary shares are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Fair Market Value of one (1) Class A ordinary share (or such other Equity Security into which the Class A ordinary share was converted or exchanged).
“Waldencast Limited Partner” means Holdco 1, or its successor or assignee.
“Withholding Payment” has the meaning set forth in Section 4.5(b).
1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:
(a) The singular includes the plural and the plural includes the singular.
(b) A reference to the masculine gender shall be deemed to be a reference to the feminine gender and vice versa. (c) The words “or,” “either,” and “any” are not exclusive.
(d) A reference to a Person includes its permitted successors and permitted assigns.
(e) The words “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation.”
(f) The words “shall” and “will” have the same meaning hereunder.
(g) The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.
(h) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.
(i) References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.
(j) References to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

Exhibit 1.2
(k) The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
(l) This Agreement is the result of negotiations among, and has been reviewed by, the Partners with the advice of counsel to the extent deemed necessary by any Partner. Accordingly, this Agreement shall be deemed to be the product of all of the Partners, and no ambiguity shall be construed in favor of or against any Partner.
(m) All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied.
(n) All references to currency, monetary values and dollars set forth in this Agreement shall mean United States (U.S.) dollars and all payments under this Agreement shall be made in United States dollars.
(o) The term “day” shall mean calendar day.
(p) Whenever an event or action is to be performed by a particular date or a period ends on a particular date, and the date in question falls on a day which is not a Business Day, the event or action shall be performed, or the period shall end, on the next succeeding Business Day.
(q) All references in this Agreement to any law shall be to such law as amended, supplemented, modified and replaced from time to time, and all rules and regulations promulgated thereunder.
(r) Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof.
(s) Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
ARTICLE II
ORGANIZATIONAL MATTERS
2.1 Formation of Partnership. The Partnership was formed on November 5, 2021, pursuant to the Prior Agreement and registered pursuant to the statement under section 9 of the Cayman Act filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands on November 5, 2021 (the "Certificate").
2.2 Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of establishing and continuing the affairs of the Partnership and the conduct of its business in accordance with the provisions of the Cayman Act. The Partners hereby agree that during the term of the Partnership set forth in Section 2.8, the rights and obligations of the Partners with respect to the Partnership will be determined in accordance with the terms and conditions set forth in this Agreement and the Cayman Act. On any matter upon which this Agreement is silent, the Cayman Act shall control. No provision of this Agreement shall be in violation of the Cayman Act and to the extent any provision of this Agreement is in violation of the Cayman Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Cayman Act provides that a provision of the Cayman Act shall apply “unless otherwise provided in a limited partnership agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.
2.3 Name. The name of the Partnership continued hereby shall be “Waldencast Partners LP”. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time in accordance with the Cayman Act. Notification of any such change shall be given to all of the Partners. The Partnership’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.
2.4 Admission of Partners in connection with Milk Transaction. The Milk Partners shall be admitted as Limited Partners in accordance with the terms of the Milk Transaction on the Effective Date upon such Milk Partners' execution of a counterpart of this Agreement. The General Partner shall enter the names of the Milk Partners

Exhibit 1.2
admitted in accordance with this Section 2.4 on the Register. Following the Effective Date, Persons subsequently admitted as Partners shall be admitted as provided herein.
2.5 General Powers; Purpose. The Partnership shall have authority to engage in any lawful business, purpose or activity permitted for exempted limited partnerships under the Cayman Act. The Partnership and the General Partner on its own behalf and/or on behalf of the Partnership shall possess and may exercise all of the powers and privileges granted by the Cayman Act or by any other law or by this Agreement, together with any powers incidental thereto, and may take any other action not prohibited under the Cayman Act or other Applicable Law, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Partnership, except that the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary or advisable for carrying on the business of the Partnership exterior to the Cayman Islands. Pubco shall not, and shall not cause nor permit any of its Subsidiaries to, directly or indirectly, take any actions that would cause the economic benefits and burdens of the business and operations of PubCo and/or its Subsidiaries to not be vested in the Partnership and its Subsidiaries. Subject to the immediately prior sentence, PubCo will be permitted to, and will be permitted to cause any of its Subsidiaries to, take actions in connection with (a) the ownership, acquisition and disposition of Common Units and other Equity Securities, (b) the management of the business and affairs of the Partnership and its Subsidiaries, (c) the operation of Pubco as a reporting company with class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of Equity Securities or Indebtedness, in each case, subject to the terms of this Agreement, (e) financing or refinancing of any type related to the Partnership, its Subsidiaries or their assets or activities, in each case, subject to the terms of this Agreement and (f) such activities as are incidental to the foregoing; provided, further, that, Pubco may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership and its Subsidiaries so long as Pubco takes all necessary measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Partnership or its Subsidiaries, through assignment, mortgage loan or otherwise. Nothing contained herein shall be deemed to prohibit Pubco and its Subsidiaries from executing any guarantee of indebtedness of the Partnership or its Subsidiaries.
2.6 Partnership Action. Subject to compliance by the General Partner with the provisions of this Agreement and except as prohibited by Applicable Law, (i) the Partnership may, upon approval by the General Partner, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any other Partner, and (ii) the General Partner may authorize any Person (including any Partner or its or their officers) to enter into and perform any documents on behalf of the Partnership.
2.7 Principal Office; Registered Office. The principal office of the Partnership shall be at 10 Bank Street, Suite 560, White Plains, NY 10606, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. Notification of any such change shall be given to all of the Partners. The address of the registered office of the Partnership in Cayman Islands shall be at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the registered agent for service of process on the Partnership in Cayman Islands at such registered office shall be Maples Corporate Services Limited.
2.8 Term. The term of the Partnership commenced upon registration of the Partnership by the Registrar of Exempted Limited Partnerships of the Cayman Islands and shall continue in existence until dissolution thereof in accordance with the provisions of Article XIII.
2.9 Tax Treatment. The Partners intend that the Partnership shall be treated as a partnership that is a continuation (within the meaning of Section 708 of the Code) of Milk as a tax partnership for U.S. federal and applicable state or local income tax purposes. Each Partner and the Partnership shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment.
2.10 Foreign Qualification. The General Partner shall cause to be taken all actions as may be reasonably necessary to perfect and maintain the status of the Partnership as an exempted limited partnership or similar type of entity under the laws of the Cayman Islands or any other jurisdictions in which the Partnership engages in business.

Exhibit 1.2
2.11 Partnership Status. The Partners intend that the Partnership not be a joint venture, and that no Partner be a joint venturer of any other Partner by virtue of this Agreement for any purpose, and neither this Agreement nor any other document entered into by the Partners relating to the subject matter hereof shall be construed to suggest otherwise.
2.12 General Partner Activities. The General Partner shall devote such time and attention to the affairs of the Partnership as it deems necessary. Each Partner agrees that the General Partner and any member, manager or officer of the General Partner, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others. The Partners expressly agree that neither the Partnership nor the Limited Partners shall have any rights in or to such other activities, or any profits derived therefrom. In particular, the General Partner may establish additional partnerships in the future, which may require the General Partner to allocate their time between partnerships.
2.13 Representations and Warranties by the Partners.
(a) Each Partner that is a natural person (including each Additional Partner or Substituted Partner as a condition to becoming an Additional Partner or a Substituted Partner) represents and warrants to, and covenants with, each other Partner that, as of the date upon which such Partner becomes a Partner (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(b) Each Partner that is not a natural person (including each Additional Partner or Substituted Partner as a condition to becoming an Additional Partner or a Substituted Partner) represents and warrants to, and covenants with, each other Partner that, as of the date upon which such Partner becomes a Partner (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), managing member(s), manager(s), member(s), committee(s), trustee(s), beneficiaries, directors, officers and/or shareholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.
(c) PubCo represents and warrants to, and covenants with, each Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its directors and/or shareholders as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its charter or bylaws, any material agreement by which PubCo is bound, or any statute, regulation, order or other law to which PubCo is subject, and (iii) this Agreement is binding upon, and enforceable against, PubCo in accordance with its terms.
(d) Each Partner (including each Additional Partner or Substituted Partner as a condition to becoming an Additional Partner or Substituted Partner) represents and warrants that as of the date upon which such Partner becomes a Partner, it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that, as of the date upon which such Partner becomes a Partner, it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that, as of the date upon which such Partner becomes a Partner, it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a speculative and illiquid investment.

Exhibit 1.2
(e) The representations and warranties contained in Sections 2.13(a), (b), (c) and (d) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Partner or a Substituted Partner, the admission of such Additional Partner or Substituted Partner as a Limited Partner in the Partnership) and the termination, liquidation and dissolution of the Partnership.
(f) Each Partner (including each Additional Partner or Substituted Partner as a condition to becoming an Additional Partner or Substituted Partner) hereby acknowledges that, as of the date upon which such Partner becomes a Partner, no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or any Affiliate of PubCo have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
(g) Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Sections 2.13(a), (b), (c) and (d) as applicable to any Partner (including any Additional Partner or Substituted Partner or any transferee of either, but excluding any Affiliate of PubCo) provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.
(h) Each Partner hereby represents and warrants and covenants to the Partnership and each other Partner as follows as of the date upon which such Partner becomes a Partner:
(i) Such Partner maintains its domicile or principal place of business at the address shown, and tax residence in the jurisdiction shown, on the Schedule of Partners with respect to such Partner, and such Partner is not merely transient or temporarily resident at such address.
(ii) Such Partner is aware that its partnership interest in the Partnership involve a substantial degree of risk of loss of such Partner’s entire investment and that there is no assurance of any income from such Partner’s investment.
(iii) As of the date upon which a Partner becomes a Partner, such Partner shall represent and warrant to the Partnership and each other Partner as to the total number of “partners” in the Partnership for purposes of Treasury Regulations Section 1.7704-1(h)(l)(ii) that such Partner represents. For purposes of this calculation, any entity that is a direct or indirect Partner in the Partnership that is a Pass-Through Entity, fifty percent (50%) or more of the asset value of which consists of Units, in each case, shall be treated as representing a number of “partners” in the Partnership for purposes of Treasury Regulations Section 1.7704-1(h)(l)(ii) equal to the number of beneficial owners (within the meaning of Treasury Regulations Section 1.7704-1(h)(3)) of such entity.
(iv) Such Partner has not obtained, nor will such Partner transfer or assign (other than pursuant to an Exchange), any of its Units (or any interest therein) or cause any of its Units (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, or a “secondary market,” or the substantial equivalent thereof, within the meaning of Section 7704(b)(2) of the Code, including an over-the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.
ARTICLE III
CAPITALIZATION; CAPITAL CONTRIBUTIONS
3.1 Capitalization.
(a) Each Partner shall hold Units, and the relative rights, privileges, preferences and obligations with respect to each Partner’s Units shall be determined under this Agreement and the Cayman Act based upon the number and the class of Units held by such Partner. The number and the class of Units held by each Partner shall be set forth in the books and records of the Partnership. The Partnership shall maintain (as updated and amended from time to time in accordance with the terms of this Agreement and current as of the date set forth therein):

Exhibit 1.2
(i) a schedule which shall include: (1) the name and address of each Partner; (2) the date upon which a Person became a Partner; and (3) (if applicable), the date upon which such Person ceased to be a Partner in accordance with section 29 of the Cayman Act (the “Schedule of Partners”);
(ii) a schedule which shall include: (1) the aggregate number of and type of Units issued and outstanding held by each Partner; and (2) the amount and date of each Partner’s Capital Contributions with respect to such Partner’s Units, the Fair Market Value of any property other than cash contributed by each Partner with respect to such Partner’s Units (including, if applicable, a description and the amount of any liability assumed by the Partnership or to which contributed property is subject) and the amount and date of any repayment representing a return of the whole or any part of the contribution of any Partner in accordance with section 30 of the Cayman Act (the “Contribution Register”); and
(iii) a register of security interests of Units in accordance with section 31 of the Cayman Act (the “Security Interests Register” and, together with the Schedule of Partners and the Contribution Register, the “Register”).
The Schedule of Partners following the Holdco 1 Contribution, the consummation of the Milk Transaction and the redemption contemplated by Section 3.1(d) shall be as set out in Schedule I.
(b) Common Units. The Partnership shall, as of the Effective Date, have one authorized type of Units: Common Units. The Common Units shall have all the rights, privileges and obligations as are specifically provided for in this Agreement for Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.
(c) The Limited Partners shall have no right to vote on any matter, except as may be required under the Cayman Act. Any such vote shall be at a meeting of the Partners entitled to vote or in writing as provided herein.
(d) Immediately following the Effective Time, the Partnership redeemed for no consideration the limited partnership interest in the Partnership held by Holdco 1 as of the execution of this Agreement (such limited partnership interest being the limited partnership interest contributed by PubCo to the DRE Partner pursuant to the PubCo Contribution and then transferred to Holdco 1 by the DRE Partner as part of the Partner Transfer). For the avoidance of doubt, the redemption contemplated by this Section 3.1(d) shall not affect the limited partnership interest received by Holdco 1 pursuant to the Holdco 1 Contribution.
(e) Subject to the provisions of this Agreement, the General Partner in its sole discretion may establish and issue, from time to time in accordance with such procedures as the General Partner shall determine from time to time, additional Units, in one or more classes or series of Units, or other Partnership securities, at such prices, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Partnership securities), as shall be determined by the General Partner without the approval of any Partner or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in profits and losses or items thereof; (ii) the right of such Units to share in Distributions; (iii) the rights of such Units upon winding up and subsequent dissolution of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Common Unit Percentage Interest, as to such Units; (viii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Partnership in respect thereof, the General Partner being expressly authorized, in its sole discretion, to cause the Partnership to issue such Units for less than Fair Market Value); and (ix) the right, if any, of the holder of such Units to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units.
(f) Subject to the provisions of this Agreement, the General Partner in its sole discretion, without the approval of any Partner or any other Person, is authorized (i) to issue (1) Units or other Partnership securities; (2) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other Partnership securities; or (3) warrants, options or other rights to purchase or otherwise acquire Units or other Partnership

Exhibit 1.2
securities, of any newly established class or any existing class to Partners or other Persons who may acquire an interest in the Partnership; (ii) to amend this Agreement and the Register to reflect the creation of any such new class, the issuance of Units or other Partnership securities of such class, and the admission of any Person as a Partner which has received Units or other Partnership securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Partnership by the General Partner that are not accompanied by the issuance by the Partnership to the General Partner of additional Units and to update the books and records of the Partnership, including the Register, accordingly.
(g) All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.
(h) The Partnership shall not, and the General Partner shall not cause the Partnership to, issue any Units if such issuance would result in the Partnership having more than ninety-five (95) partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704- 1(h)(3)); provided that, for such purposes, the Partnership and the General Partner shall be entitled to assume that each person who is a Partner immediately prior to the Effective Date is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by Applicable Law.
(i) All Units issued hereunder shall be uncertificated unless otherwise determined by the General Partner.
(j) Each Partner who is issued Units by the Partnership pursuant to the authority of the General Partner pursuant to Section 5.1 shall make the Capital Contributions to the Partnership determined by the General Partner pursuant to the authority of the General Partner pursuant to Section 5.1 in exchange for such Units.
(k) Each Limited Partner, to the extent having the right to consent thereto, by executing this Agreement, or a counterpart of this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.
(l) For purposes of this Agreement, Units held by the Partnership or any of its Subsidiaries shall be deemed not to be outstanding.
(m) The Partnership may issue fractional Units, and all Units shall be rounded to the fourth decimal place. 3.2 New PubCo Issuances.
(a) Subject to Article XII and Section 3.2(b), if, at any time after the Effective Time, PubCo issues Class A ordinary shares or any other Equity Security of PubCo (other than Class B ordinary shares) or Holdco 1 issues Equity Securities, to any person other than Pubco or any of its Subsidiaries, (i) the Partnership shall concurrently issue to the Waldencast Limited Partner (1) an equal number of Common Units (if PubCo issues Class A ordinary shares) or (2) an equal number of such other Equity Securities of the Partnership corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities of PubCo other than Class A ordinary shares) or by Holdco 1 (if Holdco 1 issues Equity Securities), as applicable, and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or its Subsidiary, as applicable, so issued and (ii) PubCo or Holdco 1, as applicable, shall concurrently contribute to the Partnership (indirectly through Holdco 1 and in exchange for shares in Waldencast Limited Partner, if applicable) the net proceeds or other property received by PubCo or Holdco 1, as applicable, if any, for such Class A ordinary shares or other Equity Security of PubCo or Holdco 1.
(b) Notwithstanding anything to the contrary contained in Section 3.2(a) or Section 3.2(c), this Section 3.2 shall not apply to (x) the issuance and distribution to holders of Class A ordinary shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A ordinary shares, such Class A ordinary shares will be issued together with corresponding rights to purchase Equity Securities of PubCo under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to

Exhibit 1.2
acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (c) below, as applicable) which shall be undertaken so as to comply with the provisions of Treasury Regulations Section 1.1032-3 and deemed to occur for U.S. federal (and applicable state and local) income tax purposes as provided therein.
(c) In the event any outstanding Equity Security of PubCo or Holdco1 is exercised or otherwise converted and, as a result, any Class A ordinary shares or other Equity Securities of PubCo or Holdco 1 are issued, (x) the corresponding Equity Security outstanding at the Partnership, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Common Units or equivalent Equity Securities of the Partnership shall be issued to PubCo or Holdco 1 (indirectly through the Waldencast Limited Partner, if applicable), as applicable, as required by the first sentence of Section 3.2(a), and (z) PubCo or Holdco 1, as applicable, shall concurrently contribute to the Partnership (indirectly through the Waldencast Limited Partner and in exchange for shares in the Waldencast Limited Partner, if applicable) the net proceeds received by PubCo or Holdco 1 from any such exercise or conversion; provided that if any such Class A ordinary shares or other Equity Securities of PubCo or Holdco 1 so issued are subject to vesting or forfeiture provisions, then the Common Units or Equity Securities of the Partnership, as applicable, issued by the Partnership to the Waldencast Limited Partner in connection therewith will be subject to vesting or forfeiture on the same basis as the corresponding Class A ordinary shares or Equity Securities of PubCo or Holdco 1, as applicable. If any such Class A ordinary shares or other Equity Securities of PubCo or Holdco 1 vest or are forfeited, then a corresponding number of the Common Units or Equity Securities of the Partnership, as applicable, issued by the Partnership therewith will automatically vest or be forfeited. Any cash or property held by PubCo, the General Partner, or the Partnership or on each other’s behalf in respect of dividends paid on restricted Class A ordinary shares or other Equity Securities of PubCo or Holdco 1 that fails to vest will be returned to the Partnership upon the forfeiture of such restricted Class A ordinary shares or other Equity Securities of PubCo or Holdco 1.
(d) If at any time PubCo issues one or more Class A ordinary shares in connection with the exercise of a PubCo warrant:
(i) PubCo shall, as soon as practicable after such exercise, make a capital contribution to the Waldencast Limited Partner in an amount equal to the exercise price paid to PubCo in connection with the exercise of the warrant, in exchange for shares in the Waldencast Limited Partner.
(ii) Immediately after the capital contribution described in Section 3.2(d)(i), the Waldencast Limited Partner shall make a capital contribution to the Partnership in an amount equal to the exercise price described in Section 3.2(d)(i).
(iii) Notwithstanding the amount of the capital contribution actually made pursuant to Section 3.2(d)(ii), the Waldencast Limited Partner will be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the capital contribution actually made and in consideration for additional Units, an amount equal to product of (A) the value of a Class A ordinary share as of the date of such exercise multiplied by (B) the number of Class A ordinary shares then being issued by PubCo in connection with the exercise of such warrant. The provisions of this Section 3.2(d)(iii) will be accounted for by the Partnership using principles applicable to Noncompensatory Options (including as provided for in Section 4.3(g)).
(iv) The Waldencast Limited Partner will receive in exchange for the Capital Contribution (as deemed made under Section 3.2(d)(iii)) a number of Units equal to the number of Class A ordinary shares issued upon exercise of such warrant.
(e) Notwithstanding anything in this Agreement to the contrary, PubCo shall have the right to elect to cause the Waldencast Limited Partner to (i) purchase from the Partnership additional Units for cash at a price determined in accordance with the method prescribed in this Agreement for Cash Exchange Payments, and in connection therewith (ii) effect a share split or share dividend to reflect its additional interest in the Partnership such that the actions described in this Section 3.2(e) taken together do not alter the relationship between the number of issued and outstanding PubCo shares and the number of Units held by the Waldencast Limited Partner. For the avoidance of

Exhibit 1.2
doubt, actions undertaken pursuant to this Section 3.2(e) shall not give rise to an adjustment to the Exchange Rate under Section 12.5 or otherwise.
3.3 PubCo Indebtedness Issuance. If at any time PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) issues Indebtedness, PubCo or such Subsidiary shall transfer to the Partnership (indirectly through the Waldencast Limited Partner and in exchange for shares in the Waldencast Limited Partner) the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Indebtedness in a manner that directly or indirectly burdens the Partnership with the repayment of the Indebtedness; provided that if PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) is unable to transfer to the Partnership (indirectly through the Waldencast Limited Partner) the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Indebtedness on an equivalent basis because of restrictions in any debt instrument of PubCo, the General Partner, the Partnership or any of their Subsidiaries then, notwithstanding Section 3.2, the General Partner may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of net proceeds to the Partnership using non-participating preferred Equity Securities of the Partnership; provided that such alternative arrangement shall not have any non de minimis adverse tax consequences to any Partner.
3.4 New Partnership Issuances. Except pursuant to Article XII, (a) the Partnership may not issue any additional Units to PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly issued Class A ordinary shares (or relevant Equity Security of PubCo or such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 3.2, and (b) the Partnership may not issue any other Equity Securities of the Partnership to PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly issued Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership to another Person or Persons, and (ii) such issuance is in accordance with Section 3.2.
3.5 Repurchases and Redemptions.
(a) Neither PubCo nor any of its Subsidiaries (other than the Partnership and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) Class A ordinary shares pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Common Units for the same price per security, if any, or (B) any other Equity Securities of PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Partnership with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security, if any.
(b) The Partnership may not redeem, repurchase or otherwise acquire (x) any Common Units from PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Class A ordinary shares for the same price per security from holders thereof or (y) any other Equity Securities of the Partnership from PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Equity Securities of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security from holders thereof.
(c) Notwithstanding the foregoing clauses (a) and (b) of this Section 3.5, to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of any Class A ordinary shares or other Equity Securities of PubCo or any of its Subsidiaries (other than the Partnership and its Subsidiaries) consists (in

Exhibit 1.2
whole or in part) of Class A ordinary shares or such other Equity Securities of PubCo (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there are no corresponding Common Units or other Equity Securities of the Partnership, the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner.
3.6 Equity Subdivisions and Combinations.
(a) The Partnership shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units or other Equity Securities of the Partnership unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A ordinary shares or other related class or series of Equity Security of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Partnership and PubCo.
(b) Except in accordance with Section 12.5, PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Class A ordinary shares or any other class or series of Equity Security of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Partnership, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Partnership and PubCo.
3.7 General Authority. For the avoidance of doubt, but subject to Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, the Partnership and the General Partner shall be permitted to undertake all actions, including any issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Units to maintain at all times a one-to one ratio between (i) the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding Class A ordinary shares, and (ii) the number of outstanding Class B ordinary shares held by any Person (other than PubCo) and the number of Common Units held by such Person disregarding, for purposes of maintaining the one-to-one ratios in clause (i), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Securities of PubCo that are convertible into or exercisable or exchangeable for Class A ordinary shares, (B) treasury shares, or (C) preferred shares or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible into or exercisable or exchangeable for Class A ordinary shares (but in each case prior to such conversion or exchange).
3.8 Specific Authority. For the avoidance of doubt, if at any time the General Partner determines that:
(a) any debt instrument of PubCo, the General Partner, the Partnership, or any of their Subsidiaries does not permit PubCo, the Waldencast Limited Partner, the General Partner or the Partnership to comply with Sections 3.2, 3.3, 3.4 or 3.5 in connection with the issuance, exercise, conversion, redemption or repurchase of any Class A ordinary shares or other Equity Securities of PubCo or any of its Subsidiaries, or any Units or Equity Securities of the Partnership; or
(b) compliance by PubCo, the General Partner, the Partnership or any of their Subsidiaries with any of the provisions of Sections 3.2, 3.3, 3.4 or 3.5 would give rise to a material tax liability or tax consequence for PubCo, the Waldencast Limited Partner, the General Partner, the Partnership or any of their Subsidiaries, then the General Partner may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that such alternative arrangement shall not have any non-de-minimis adverse tax consequences to any Partner.
3.9 Capital Contributions. From and after the Effective Date, no Partner shall have any obligation to the Partnership, to any other Partner, or to any creditor of the Partnership to make any further Capital Contribution, except as expressly provided herein.
3.10 Capital Accounts.

Exhibit 1.2
(a) Maintenance of Capital Accounts. The Partnership shall establish and maintain a separate capital account (each, a “Capital Account”) for each Limited Partner on the books of the Partnership consistent with the following provisions:
(i) Each Limited Partner listed on the Schedule of Partners has a Capital Account balance as of the date hereof equal to such Limited Partner’s Capital Account balance as of the Effective Time, as set forth on the Schedule of Partners. The General Partner shall amend the Schedule of Partners as of the Effective Date and from time to time to reflect adjustments to the Limited Partners’ Capital Accounts made in accordance with Sections 3.10(a)(ii), (a)(iii), (a)(iv), (e), and otherwise.
(ii) To each Limited Partner’s Capital Account there will be credited: (A) such Limited Partner’s Capital Contributions, (B) such Limited Partner’s Distributive Share of Net Profit and any item in the nature of income or gain that is allocated pursuant to Section 4.2, and (C) the amount of any Partnership liabilities assumed by such Limited Partner or that are secured by any Property distributed to such Limited Partner.
(iii) To each Limited Partner’s Capital Account there will be debited: (A) the amount of money and the Book Value of any Property distributed to such Limited Partner pursuant to any provision of this Agreement, (B) such Limited Partner’s Distributive Share of Net Loss and any items in the nature of expenses or losses that are allocated to such Limited Partner pursuant to Section 4.2, and (C) the amount of any liabilities of such Limited Partner assumed by the Partnership or that are secured by any Property contributed by such Limited Partner to the Partnership.
(iv) In determining the amount of any liability for purposes of paragraphs (ii) and (iii) above, there will be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.
(v) For purposes of applying the rules of this Section 3.10, at the time the General Partner contributes any portion of the net proceeds of the Transactions, the PIPE Investment or the Forward Purchase Transaction to the Partnership, to the extent permitted by Applicable Law, (A) the General Partner will be treated as making a Capital Contribution to the Partnership in an amount equal to the applicable portion of the gross proceeds received by PubCo pursuant to the Transactions (including the Trust Account), the PIPE Investment and the Forward Purchase Transaction and (B) the Partnership will be treated as having paid the fees, costs, and expenses accrued with respect to the Transactions, the PIPE Investment and the Forward Purchase Transaction (as applicable) out of the proceeds received in accordance therewith.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1 and 1.704-2, and will be interpreted and applied in a manner consistent therewith. In the event that the General Partner reasonably determines based on the advice of a tax return preparer or tax counsel of recognized national standing that it is necessary to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Partnership or the Limited Partners), the General Partner may make such modification so long as such modification will not have any non-de-minimis adverse tax consequences to the Limited Partners or non-de-minimis adverse effect on the Limited Partners’ economic entitlements under this agreement (including the amounts distributed to any Limited Partner pursuant to Article XIII upon the dissolution of the Partnership). The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Limited Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) while taking into consideration the principles applicable to Noncompensatory Options, and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Sections 1.704-1 or 1.704-2.
(b) No Right of Partition. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any property of the Partnership or any of its Subsidiaries or the right to own or use particular or individual assets of the Partnership or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Partnership or any of its Subsidiaries.

Exhibit 1.2
(c) Succession to Capital Accounts. In the event any Person becomes a Substitute Partner in accordance with the provisions of this Agreement, such Substitute Partner will succeed to the Capital Account of the former Limited Partner to the extent such Capital Account relates to the Units Transferred.
(d) Adjustments of Capital Accounts. The Partnership shall revalue the Capital Accounts of the Limited Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times:
(i) immediately prior to a Capital Contribution of more than a de minimis amount of money or other Property to the Partnership by a new or existing Limited Partner as consideration for one or more Units;
(ii) immediately prior to a Distribution by the Partnership to a Limited Partner of more than a de minimis amount of property of the Partnership in respect of one or more Units;
(iii) upon the issuance by the Partnership of Units as consideration for the provision of services to or for the benefit of the Partnership or a subsidiary of the Partnership by an existing Limited Partner or a new Limited Partner acting in a “partner” capacity or “in anticipation of becoming a partner” (as described in Treasury Regulations Section 1.704- 1(b)(2)(iv)(f)(5)(iii));
(iv) upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);
(v) immediately prior to the issuance by the partnership of a Noncompensatory Option (other than an option for a de minimis partnership interest);
(vi) upon the acquisition of an interest in the Partnership upon the exercise of a Noncompensatory Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) (in which case the adjustments will occur as of immediately after such exercise);
(vii) upon the purchase of a Unit by the Waldencast Limited Partner pursuant to Section 3.2(d) in connection with the exercise of a corresponding PubCo warrant for a Class A ordinary share in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) (in which case the adjustments will occur as of immediately after such purchase or issuance); and
(viii) at such other times as the General Partner reasonably determines in good faith to be necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2; provided, however, that (I) adjustments described above other than in clause (iv) above will be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Limited Partners and (II) so long as any Noncompensatory Option is outstanding, the adjustment of Book Values will take into account Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2).
(e) No Limited Partner shall be entitled to withdraw capital or receive Distributions except as specifically provided herein. A Limited Partner shall have no obligation to the Partnership, to any other Limited Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Limited Partner. Except as expressly provided elsewhere herein, no interest will be paid on the balance in any Limited Partner’s Capital Account.
(f) Whenever it is necessary for purposes of this Agreement to determine a Limited Partner’s Capital Account on a per Unit basis, such amount will be determined by dividing the Capital Account of such Limited Partner attributable to the applicable class of Units held of record by such Limited Partner by the number of Units of such class held of record by such Limited Partner.
(g) Notwithstanding anything to the contrary in this Article III but subject to the application of this Section 3.10, it is intended that each Limited Partner’s Capital Account per Unit amount be equal to each of the other Limited Partners’ Capital Account per Unit amount. If at any time there is a difference between a Limited Partner’s Capital Account per Unit amount and the other Limited Partners’ Capital Accounts per Unit amount, then the Partnership shall make

Exhibit 1.2
appropriate adjustments with respect to the Limited Partners’ Capital Accounts to eliminate or minimize such difference.
3.11 Negative Capital Accounts. No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership).
3.12 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.
3.13 Loans From Partners. Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by such Partner to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
4.1 Distributions.
(a) Distributions Generally. The General Partner may, subject to (i) any restrictions contained in the financing agreements to which the Partnership or any of its Subsidiaries is a party, (ii) having immediately available cash for Distribution, and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution, Tax Distribution or other payment in respect of Units shall be required to be made to any Partner if, and to the extent that, such Distribution, Tax Distribution or other payment in respect of Units would not be permitted under the Cayman Act or other Applicable Law or applicable financing agreement.
(b) Operating Distributions. All Distributions by the Partnership other than those made in connection with a Liquidity Event pursuant to Section 4.1(c), shall be made or allocated to holders of Common Units pro rata based on each such holder’s Common Unit Percentage Interest (such allocation being the holder’s “Distributive Share”).
(c) Distributions in Connection with a Liquidity Event. Subject to Section 4.1(d) with respect to Tax Distributions, all Distributions by the Partnership, and all proceeds (whether received by the Partnership or directly by the Partners) in connection with any Liquidity Event, shall be made or allocated among the holders of Common Units pro rata based on each such holder’s Common Unit Percentage Interest (such allocation being the holder’s Distributive Share).
(d) Tax Distributions.
(i) On or before March 31 of each Taxable Year (or the corresponding date of any Taxable Year that is not the calendar year), the Partnership shall make Distributions (“Tax Distributions”) among the holders of Common Units on a pro rata basis so that each holder receives an amount of cash that is no less than: (a) the highest applicable federal, state and non-U.S. individual or corporate marginal tax rate pertaining to the type of income being taxed on any Partner (i.e., the same rate shall be applied to each Partner) multiplied by the excess of: (i) the net taxable income and gain allocated to such person for federal income tax purposes in the Partnership income tax return filed or to be filed with respect to such immediately preceding Taxable Year (including any forward and reverse Section 704(c) amounts but ignoring adjustments pursuant to Section 743 of the Code) and any inclusions by such person under Section 1293 of the Code with respect to any entity in which the Partnership directly or indirectly holds an interest, over (ii) any net losses, deductions and credits allocated to such person from the Partnership for federal income tax purposes in prior Taxable Years to the extent such items have not been previously taken into account in calculating Tax Distributions and are reasonably expected to be of a character that would permit such loss, deduction or credit to be deductible against the income applicable to the Taxable Year in question, minus (b) any prior

Exhibit 1.2
discretionary Distributions or Tax Distributions made or deemed made to such person with respect to such immediately preceding Taxable Year, including any Distributions made prior to March 31 of the current Taxable Year. The Partnership shall also make such Distributions on an estimated basis five days before each due date for the payment of estimated federal income taxes by an individual, and if such estimated distributions exceed the actual amount of Tax Distributions required on March 31, such Partner receiving excess Distributions shall promptly repay such excess to the Partnership, net of any taxes payable with respect to such amount. Any Tax Distributions shall be treated in all respects as advances of amounts otherwise distributable pursuant to this Agreement.
(ii) If the amount of any Tax Distribution is reduced as a result of any prior Distribution taken into account under clause (b) of Section 4.1(d)(i), the amount of such prior Distribution shall be treated as a Tax Distribution for purposes of this Article IV and not a Distribution under Section 4.1(b) and (c) regardless of whether such Distribution was labeled as such.
(iii) Notwithstanding anything to the contrary herein, no Tax Distributions will be required to be made with respect to items arising with respect to any Covered Transaction, although any unpaid Tax Distributions with respect to any Taxable Year, or portion thereof, ending before a Covered Transaction shall continue to be required to be paid prior to any Distributions being made under Sections 4.1(b) and (c).
(iv) The General Partner will undertake commercially reasonable efforts (1) to prevent any restrictions in financing agreements to which the Partnership or any of its subsidiaries that are Pass-Through Entities will become party after the Effective Date and (2) to permit such entities to make Tax Distributions as provided herein. As of the Effective Time, the Partnership and its subsidiaries that are Pass-Through Entities will not be subject to restrictions contained in financing agreements regarding distributions.
(e) Each Distribution pursuant to Sections 4.1(b) and (c) and each Distribution pursuant to Section 4.1(d) shall be made to the Persons shown on the Partnership’s books and records as Partners as of the date of such Distribution; provided, however, that any Transferor and Transferee of Units may mutually agree as to which of them should receive payment of any Distribution under Section 4.1(d).
(f) For purposes of this Section 4.1, any non-cash Partnership assets distributed in kind to any Partners shall be valued at their Fair Market Value in accordance with Article XIV. If cash and property in kind are to be distributed simultaneously, then the Partnership shall distribute such cash and property in kind in the same proportion to each Limited Partner entitled to participate in such Distribution.
(g) Assignment. Each Limited Partner and its Permitted Transferees shall have the right to assign to any Transferee of Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Limited Partner pursuant to Section 4.1(b).
4.2 Allocations of Net Profit and Net Loss. Except as otherwise provided in this Agreement, including after giving effect to Section 4.3, Net Profits and Net Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Partnership) shall be allocated among the Partners in a manner such that, after such allocations have been made, the sum of (i) the balance of each Partner’s Capital Account (which may be a positive, negative or zero balance) (ii) such Partner’s share of Partnership Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Partner’s Partner Nonrecourse Debt Minimum Gain (as defined in Treasury Regulations Section 1.704-2(i)(3)) will equal the amount that would be distributed to such Partner, determined as if (a) the Partnership were to sell all of its assets for their then Book Values; and (b) the net proceeds thereof were distributed to the Partners pursuant to the terms of this Agreement (after the payment of all actual Indebtedness of the Partnership, and any other liabilities related to the Partnership’s assets, limited, in the case of nonrecourse liabilities, to the Book Value of the collateral securing or otherwise available to satisfy such liabilities). Notwithstanding the foregoing, the General Partner may adjust the allocations to the Partners pursuant to this Article in its discretion so as to conform as nearly as practicable with the related distributions and expected distributions pursuant to this Agreement, and the General Partner may take into account whatever facts and circumstances the General Partner determines are relevant in exercising such discretion (including unrealized gains or losses or expected accruals of preferred return).

Exhibit 1.2
4.3 Special Allocations. Notwithstanding any other provision in this Article IV:
(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-
2(i)) during any Taxable Year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(b) Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 4.3(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(b) were not in this Agreement. This Section 4.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(c) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(b) and this Section 4.3(c) were not in this Agreement.
(d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners holding Common Units in accordance with their respective Common Unit Percentage Interest.
(e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).
(f) Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 4.3(a) or 4.3(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 4.2 and this Section 4.3(f), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 4.3(b) or 4.3(c) had not occurred.
(g) Noncompensatory Options and Similar Interests. Upon the exercise of a Noncompensatory Option or the purchase of a Unit by Holdco 1 pursuant to Section 3.2(d) in connection with the exercise of a corresponding PubCo warrant for a Class A ordinary share, the Partnership shall comply with the allocation provisions set forth in Treasury Regulations Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(x) (including making any required “corrective” allocations in accordance with the Treasury Regulations), in each case in the manner determined by the General Partner in its sole discretion. The Partnership shall also comply with the provisions set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2) in the manner determined by the General Partner in its sole discretion. To the maximum extent possible, allocations pursuant to this Section 4.3(g) will be made with Mark-to-Market Gain. This Section 4.3(g) is intended to comply with Section 1.704-1(b)(2)(iv)(s)(4).

Exhibit 1.2
(h) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership or as a result of a Transfer of a Partner’s interest in the Partnership, as the case may be, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and will be taken into account for purposes of computing Net Profit or Net Loss. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to such Partners in accordance with their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
4.4 Tax Allocations.
(a) Except as provided in Sections 4.4(b), (c) and (d), Net Profits and Net Losses (and, to the extent necessary, items of income, gains, losses, deductions and credits) of the Partnership will be allocated, for U.S. federal, state and local income tax purposes, among the holders of Units in accordance with the allocation of such income, gains, losses, deductions and credits among the holders of Units for book purposes. Notwithstanding the foregoing, the General Partner will have the power to make such allocations for U.S. federal, state, and local income tax purposes as the General Partner reasonably determines may be necessary to maintain “substantial economic effect” or to ensure that such allocations are in accordance with each “partner’s interest in the partnership,” in each case within the meaning of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Such allocations shall be made in accordance with the method chosen by the General Partner under Treasury Regulations Section 1.704-3 and shall be subject to Section 4.4(b).
(b) Income, gain, loss and deduction with respect to any Section 704(c) Property shall, solely for U.S. federal, state and local income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its Book Value pursuant to the “traditional method” within the meaning of Treasury Regulations Section 1.704-3(b), unless otherwise determined by the General Partner; provided that the General Partner shall not elect to use any method other than the “traditional method” with respect to assets held directly or indirectly by the Partnership that were, immediately prior to the Effective Date, held by Milk and the subsidiaries of Milk. Any elections or decisions relating to allocations under this Section 4.4(b) shall be determined by the General Partner.
(c) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(d) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, Distributions or other Partnership items pursuant to any provision of this Agreement.
(e) The Limited Partners acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Section 4.4 and, except as may otherwise be required by Applicable Law or regulatory requirements, hereby agree to be bound by the provisions of this Section 4.4 in reporting their shares of Partnership income, gain, loss, deduction and credit for federal, state and local income tax purposes.
4.5 Withholding Taxes.

Exhibit 1.2
(a) If requested by the General Partner, each Limited Partner shall, if able to do so, deliver to the Partnership: (A) any certificate or form (e.g., an IRS W-9) that the Partnership may reasonably request with respect to any U.S. federal, state, local, non-U.S. or other laws; and/or (B) any other form or instrument reasonably requested by the Partnership relating to any Limited Partner’s status under such law. In the event that a Limited Partner fails or is unable to deliver to the Partnership a certificate or form described in clause (C) of this clause (a), the Partnership may withhold amounts from such Limited Partner in accordance with Section 4.5(b).
(b) The Partnership shall withhold taxes from distributions to, and allocations among, the Partners to the extent required by Applicable Law (including backup withholding and any tax payment made by the Partnership pursuant to Section 6225 of the Code that is attributable to such Limited Partner). Except as otherwise provided in this Section 4.5, any amount so withheld by the Partnership with regard to a Partner shall be treated for purposes of this Agreement as an amount distributed to such Partner pursuant to Section 4.1(b) or Section 4.1(c), as appropriate (a “Withholding Payment”). An amount shall be considered withheld by the Partnership if, and at the time, remitted to a Governmental Entity without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, however, that an amount withheld from a specific distribution or designated by the General Partner as withheld from a specific allocation shall be treated as if distributed at the time such distribution or allocation occurs.
(c) Each Partner hereby agrees to indemnify the Partnership and the other Partners for any liability they may incur for failure to properly withhold taxes in respect of such Partner. Moreover, each Partner hereby agrees that neither the Partnership nor any other Partner shall be liable to such Partner for any excess taxes withheld in respect of such Partner’s Units and that, in the event of over-withholding, a Partner’s sole recourse shall be to apply for a refund from the appropriate governmental authority.
(d) If it is anticipated that at the due date of the Partnership’s withholding obligation the Partner’s share of cash distributions or other amounts due is less than the amount of the Withholding Payment, the Partner with respect to which the withholding obligation applies shall pay to the Partnership the amount of such shortfall within thirty (30) days after notice by the Partnership. If a Partner fails to make the required payment when due hereunder, and the Partnership nevertheless pays the withholding, in addition to the Partnership’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Partnership to such Partner bearing interest at an interest rate per annum equal to the Base Rate plus 3.0%, and the Partnership shall apply all distributions or payments that would otherwise be made to such Partner toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full. In the event that the distributions or proceeds to the Partnership or any Subsidiary of the Partnership are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Partnership and such taxes are imposed on or with respect to one or more, but not all of the Partners in the Partnership, or all of the Partners in the Partnership at different tax rates, the amount of the reduction shall be borne by the relevant Partners and treated as if it were paid by the Partnership as a Withholding Payment with respect to such Partners pursuant to Section 4.5(a). Taxes imposed on the Partnership where the rate of tax varies depending on characteristics of the Partners shall be treated as taxes imposed on or with respect to the Partners for purposes of Section 4.5(a). In addition, if the Partnership is obligated to pay any taxes (including penalties, interest and any addition to tax) to any Governmental Entity that is specifically attributable to a Partner or a former Partner, including, without limitation, on account of Sections 864 or 1446 of the Code, then (x) such Partner or former Partner shall indemnify the Partnership in full for the entire amount paid or payable, (y) the General Partner may offset future distributions from such Partner or former Partner pursuant to Section 4.1 to which such Person is otherwise entitled under this Agreement against such Partner or former Partner’s obligation to indemnify the Partnership under this Section 4.5(d) and (z) such amounts shall be treated as a Withholding Payment pursuant to Section 4.5(a) with respect to such Partner or former Partner.
(e) If the Partnership incurs an Imputed Underpayment Amount, the General Partner shall determine in its discretion the portion of such Imputed Underpayment Amount attributable to each Partner or former Partner and such attributable amount shall be treated as a Withholding Payment pursuant to Section 4.5(a). The portion of the Imputed Underpayment Amount that the General Partner attributes to a former Partner of the Partnership shall be treated as a Withholding Payment with respect to both such former Partner and such former Partner’s transferee(s) or assignee(s), as applicable, and the General Partner may in its discretion exercise the Partnership’s rights pursuant to this Section 4.5 in respect of either or both of the former Partner and its transferee or assignee.

Exhibit 1.2
(f) A Partner’s obligations under this Section 4.5 shall survive the dissolution and winding up of the Partnership and any transfer, assignment or liquidation of such Partner’s interest in the Partnership.
4.6 Allocations Upon Final Liquidation. With respect to the fiscal year in which the final liquidation of the Partnership occurs in accordance with Section 13.2, and notwithstanding any other provision of Sections 4.2, 4.3 or 4.4 hereof, items of Partnership income, gain, loss and deduction shall be specially allocated to the Partners in such amounts and priorities as are necessary so that the positive capital accounts of the Partners shall, as closely as possible, equal the amounts that will be distributed to the Partners pursuant to Section 13.2.
ARTICLE V
MANAGEMENT
5.1 Authority of General Partner. Except for situations in which the approval of one or more of the Partners is specifically required by the express terms of this Agreement, and subject to the provisions of this Article V, (i) all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, (ii) the General Partner shall conduct, direct and exercise full control over all activities of the Partnership, and (iii) the General Partner shall have the sole power to bind or take any action on behalf of the Partnership, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Partnership under this Agreement or any other agreement, instrument or other document to which the Partnership is a party. Each Partner agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by Applicable Law, any action of or relating to the Partnership by the General Partner as provided herein shall bind each Partner in its capacity as Partner. Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Partners is specifically required by this Agreement, (x) the General Partner shall have discretion in determining whether to issue Equity Securities of the Partnership, the number of Equity Securities of the Partnership to be issued at any particular time, the purchase price for any Equity Securities of the Partnership issued, and all other terms and conditions governing the issuance of Equity Securities of the Partnership and (y) the General Partner may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Partnership or the Partners any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Partner. The General Partner is hereby authorized to execute, deliver and file all statements (including in respect of any changes to the details contained in the Certificate) and certificates (and any amendments and/or restatements thereof) required or permitted by the Cayman Act to be filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands. The General Partner is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Partner or other Person being required, the Partnership is hereby authorized to execute, deliver and perform, and the General Partner or any officer on behalf of the Partnership, is hereby authorized to execute and deliver any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The General Partner or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner or any officer to enter into other documents on behalf of the Partnership. The General Partner or any officer is hereby authorized to employ, on behalf of the Partnership, such Persons (including advisers, attorneys and accountants) as they deem advisable for the conduct of the business of the Partnership, on such terms and for such compensation as the General Partner or any officer shall determine. The General Partner is hereby authorized to borrow money or otherwise incur Indebtedness on behalf of the Partnership and may grant security over the assets of the Partnership to secure the obligations of the Partnership or any of its Subsidiaries or of PubCo or any of its Subsidiaries (other than the Partnership or any of its Subsidiaries) in connection with any borrowings of, or other Indebtedness incurred by, any of them. The General Partner may enter into any side letter arrangements on such terms as the General Partner may determine, in its absolute discretion, with any Limited Partner and without the consent or approval of any other Limited Partner.

Exhibit 1.2
5.2 Actions of the General Partner. Any decision, action, approval or consent required or permitted to be taken by the General Partner (or by any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a)) in accordance with this Article V shall be taken from outside the United Kingdom and any decision, action, approval or consent required or permitted taken by the General Partner (or by any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a)) from inside the United Kingdom shall be void and nonbinding on the General Partner or the Partnership. Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the General Partner may be taken by the General Partner through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a). The General Partner shall not cease to be a General Partner of the Partnership as a result of the delegation of any duties hereunder. No Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a) shall be considered a General Partner of the Partnership, as a result of the performance of its duties hereunder or otherwise.
5.3 Compensation; Expenses.
(a) The General Partner shall not be entitled to any compensation for services rendered to the Partnership in its capacity as General Partner. The General Partner’s interest in its capacity as such shall be a non-economic interest in the Partnership, which does not entitle the General Partner, solely in its capacity as such, to any Units, Distributions or Tax Distributions.
(b) The Partnership shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership.
(c) The Partnership shall, subject to paragraph (e) below, bear and/or reimburse the General Partner for (i) any costs, fees or expenses incurred by the General Partner in connection with serving as the General Partner, (ii) operating, administrative and other similar costs incurred by the General Partner in connection with operating the Partnership’s business, and payments of any legal, tax, accounting and other professional fees and expenses, (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving the General Partner in connection with operating the Partnership’s business, (iv) fees and expenses (other than any underwriters’ discounts and commissions that are economically recovered by the General Partner as a result of the Partnership acquiring Common Units with the net proceeds of the transactions in which any such underwriters’ discounts and commissions were incurred) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the General Partner in connection with operating the Partnership’s business, (v) other fees and expenses in connection with the maintenance of the existence of the General Partner (but, for the avoidance of doubt, excluding any tax liabilities of the General Partner), and (vi) all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership’s business; in each case including any irrecoverable value added tax or sales tax incurred thereon;
(d) subject to paragraph (e) below, bear and/or reimburse the PubCo or the Waldencast Limited Partner for (i) any costs, fees or expenses incurred by the PubCo or Waldencast Limited Partner in fulfilling its obligations under this Agreement, including payments of any legal, tax, accounting and other professional fees and expenses, (ii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving PubCo or Waldencast Limited Partner in connection with its obligations under this Agreement; in each case including any irrecoverable value added tax or sales tax incurred thereon;
(e) amounts so borne or reimbursed by the Partnership under this Section 5.3 shall not be used to pay or facilitate dividends or distributions on the securities of PubCo and must be used solely for one of the express purposes set forth under Sections 5.3(b) to 5.3(d). To the extent practicable, expenses incurred by the General Partner on behalf of or for the benefit of the Partnership shall be billed directly to and paid by the Partnership and, if and to the extent any reimbursements to the General Partner, PubCo or the Waldencast Limited Partner or any of their Affiliates by the Partnership pursuant to this Sections 5.3(b) to 5.3(e) constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for

Exhibit 1.2
purposes of computing the Partners’ Capital Account. Reimbursements pursuant to this Sections 5.3(b) to 5.3(e) shall be in addition to any reimbursement to the General Partner, PubCo or the Waldencast Limited Partner as a result of indemnification pursuant to Section 6.4.
5.4 Delegation of Authority.
(a) The General Partner may, from time to time, delegate to one or more Persons, including any manager, officer or director of the General Partner, or to any other Person, such authority and duties as the General Partner may deem advisable; provided that any such Person shall exercise such authority subject to the same duties and obligations to which the General Partner would have otherwise been subject pursuant to the terms of this Agreement.
(b) The General Partner may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, chief financial officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons on behalf of the Partnership. If an officer is also an officer of the General Partner, then Section 5.6(b)(i) shall apply to such officer in the same manner as it applies to the General Partner. Any number of titles may be held by the same officer or other individual. The salaries or other compensation, if any, of the Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a) shall be fixed from time to time by the General Partner. Any delegation pursuant to this Section 5.4 may be revoked at any time by the General Partner. Any executive officer may resign at any time by giving written notice to the General Partner, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any such resignation will be without prejudice to the rights, if any, of the General Partner, the Partnership or such executive officer under this Agreement. A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the General Partner.
5.5 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to rely exclusively on the representations of the General Partner as to its power and authority to enter into arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner’s representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner’s representative and every contract or other document executed by the General Partner or the General Partner’s representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms of this Agreement and is binding upon the Partnership and (c) the General Partner or the General Partner’s representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.
5.6 Limitation of Liability.
(a) To the maximum extent permitted by Applicable Law, and except as otherwise provided herein or in any agreement entered into by such Person and the Partnership, none of the General Partner or any manager, officer, director, principal, member, employee, agent or Affiliate of the General Partner shall be liable to the Partnership or to any Partner for any act or omission performed or omitted by the General Partner in its capacity as the General Partner pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law, or for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and none of the General Partner or any manager, officer, director, principal, member, employee, agent or Affiliate of the General Partner shall be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner (so long as such agent was selected in

Exhibit 1.2
good faith and with reasonable care). The General Partner shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the General Partner in good faith reliance on such advice shall in no event subject the General Partner to liability to the Partnership or any Partner.
(b) Notwithstanding the provisions of Section 6.1:
(i) the General Partner shall be subject to all of the duties and obligations of a general partner specified in this Agreement and the Cayman Act. The Parties acknowledge that the General Partner will take action through its managers, who will owe certain duties to the General Partner. In the event of a conflict between the interests of the General Partner and the interests of the Partners, such other Partners agree that the managers of the General Partner shall discharge their duties to such other Partners by acting in the interests of the General Partner’s member;
(ii) to the extent that, at Law or in equity, any Subsidiary of the Partnership or any manager, director (or equivalent), officer, employee or agent of any Subsidiary of the Partnership has duties (including fiduciary duties) to the Partnership, to a Partner (other than the General Partner) or to any Person who acquires Units, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this Agreement (if any), to the fullest extent permitted by applicable law; and
(iii) the limitation of duties (including fiduciary duties) to the Partnership, each Partner (other than the General Partner) and any Person who acquires Units set forth in this Section 5.6(b) shall be deemed to be approved by the Partnership, each Partner (other than the General Partner) and any Person who acquires Units.
5.7 Resignation or Termination of General Partner. The DRE Partner shall not, by any means, resign as, cease to be or be replaced as General Partner except in compliance with this Section 5.7. No termination or replacement of the DRE Partner, as General Partner shall be effective without the prior written consent of PubCo and unless proper provision is made, in compliance with this Agreement and the Cayman Act, so that the obligations of the DRE Partner and any new General Partner and the rights of all Partners under this Agreement and Applicable Law remain in full force and effect. No appointment of a Person other than the DRE Partner as general partner of the Partnership shall be effective unless the new General Partner executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement and a statement pursuant to section 10 of the Cayman Act is filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands in respect of such change of General Partner.
5.8 Affiliate Transactions. The Partnership shall conduct, and shall cause each of its Subsidiaries to conduct, all transactions with its Affiliates (other than Subsidiaries of the Partnership), current or former officers or directors, or any members of their respective immediate families on terms that are fair and reasonable and no less favorable to the Partnership or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, current or former officer or director, or member of their respective immediate families, and in compliance with all Applicable Law.

ARTICLE VI
RIGHTS AND OBLIGATIONS OF PARTNERS
6.1 Limitation of Liability.
(a) The debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be satisfied out of the assets of the Partnership. In the event that the assets of the Partnership are inadequate to satisfy such debts, obligations and liabilities, the General Partner shall be liable for the same in accordance with the Cayman Act. Save as provided in sections 20(1) and 34(1) of the Cayman Act, no Limited Partner shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Limited Partner.
(b) Except as provided in this Agreement or in the Cayman Act, this Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Partners (other than the General Partner) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty

Exhibit 1.2
otherwise existing at law or in equity, the Parties hereto agree that no Partner (other than the General Partner) shall, to the fullest extent permitted by Applicable Law, have duties (including fiduciary duties) to any other Partner or to the Partnership, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Partnership are only as expressly set forth in this Agreement; provided, however, that each Partner and the General Partner shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
(c) To the extent that, at law or in equity, any Partner (other than the General Partner) has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to another Partner or to another Person who is a Party to or is otherwise bound by this Agreement, the Partners (other than the General Partner) acting under this Agreement will not be liable to the Partnership, to any such other Partner or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Partner (other than the General Partner) otherwise existing at law or in equity, are agreed by the Partners to replace to that extent such other duties and liabilities of the Partners relating thereto (including, without limitation, the General Partner).
(d) Under the Cayman Act, a Partner may, under certain circumstances, be required to return amounts previously distributed to such Partner. It is the intent of the Partners that no Distribution to any Partner pursuant to Section 4.1 shall be deemed to constitute money or other property paid or distributed in violation of the Cayman Act, and the Partner receiving such Distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein or the Cayman Act. If, however, it is required pursuant to the Cayman Act or any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of the other Partners.
6.2 Lack of Authority. No Partner (other than the General Partner) in its capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.4) has the authority or power to act for or on behalf of the Partnership, to do any act that would be binding on the Partnership, to make any expenditures on behalf of the Partnership or to otherwise take part in the conduct of the business of the Partnership. The Partners hereby consent to the exercise by the General Partner of the powers conferred on it by law and this Agreement.
6.3 Performance of Duties; Conflicts of Interest. To the extent that this Agreement or the Cayman Act creates or imposes any duties on the Partners:
(a) In performing its, his or her duties, each of the Partners shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Partnership and its Subsidiaries), of the following other Persons or groups: (i) one or more officers or employees of such Partner or the Partnership or any of its Subsidiaries, (ii) any attorney, accountant, financial advisor, consultant or other Person employed or engaged by such Partner or the Partnership or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Partner or the Partnership or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.
(b) On any matter involving a conflict of interest not provided for elsewhere in this Agreement, each Partner shall be guided by its reasonable judgment as to the best interests of the Partnership and its Subsidiaries and shall take such actions as are determined by such Person to be necessary or appropriate to ameliorate such conflict of interest.
6.4 Indemnification.
(a) Subject to the other provisions of this Agreement, the Partnership shall indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Cayman Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Partnership to provide

Exhibit 1.2
broader indemnification rights than the Partnership is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, as reasonably required) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Partner (or Affiliate of a Partner) or is or was serving as the General Partner, any additional or substitute General Partner, any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a), Partnership Representative, employee or other agent of the Partnership, or is or was serving at the request of the Partnership as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any manager, officer, director, principal, member, employee or agent of the General Partner or any additional or substitute General Partner); provided that (unless the General Partner otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including reasonable attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding related to any such indemnifiable matter shall be paid by the Partnership in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Partnership.
(b) The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, determination of the General Partner or otherwise.
(c) The Partnership will maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the General Partner, the managers and officers of the General Partner and any other Persons to whom the General Partner has delegated its authority pursuant to Section 5.4.
(d) Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Partnership relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Partnership assets only, and, to the maximum extent permitted by Applicable Law, no Partner (unless such Partner otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions or otherwise provide funding to help satisfy such indemnity of the Partnership.
(e) The Partnership hereby acknowledges that certain of its Partners (the “Partnership Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance in connection with their involvement with the Partnership provided by other Persons (collectively, the “Partnership Indemnitors”). The Partnership hereby agrees that, with respect to matters for which a Fund Indemnitee is entitled to indemnification, advancement of expenses and/or insurance pursuant to this Section 6.4, (i) the Partnership is and shall be the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary, and any obligation of the Partnership Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Partnership Indemnitees are secondary), and (ii) the Partnership irrevocably waives, relinquishes and releases the Partnership Indemnitors from any and all claims against the Partnership Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law. The Partnership further agrees that no advancement or payment by the Partnership Indemnitors on behalf of the Partnership Indemnitees with respect to any claim for which the Partnership Indemnitees have sought indemnification from the Partnership shall affect the foregoing, and the Partnership Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Partnership Indemnitees against the Partnership.
(f) If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.
6.5 Voting Rights. To the maximum extent permitted by Applicable Law, all of the Units issued hereunder (i) shall be deemed to be non-voting Units, (ii) have no voting power and (iii) do not entitle any holder thereof to any right to vote upon or approve any action to be taken by the Partnership.

Exhibit 1.2
6.6 Outside Activities. Each Partner acknowledges and agrees that the Partnership may, or may cause one of its Subsidiaries to, enter into one or more agreements or other transactions with the General Partner or one or more of its Affiliates, relating to the provision of various commercial services, financial and advisory services, indemnification or expense reimbursement obligations, registration rights or any other matters, in each case on such terms and conditions as determined by the General Partner in good faith and subject to this Agreement.
6.7 Investment Opportunities. To the fullest extent permitted by Applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to (a) any Partner (other than PubCo or any of its Subsidiaries, in which case solely acting in their capacity as such), (b) any of the Partners’ respective Affiliates (other than the Partnership, the General Partner or any of their respective Subsidiaries), (c) each Person that was a Partner immediately prior to the Effective Date or any of its respective Affiliates (including its respective investors and equityholders and any associated Persons or investment funds or any of their respective portfolio companies or investments) or (d) any of the respective officers, managers, directors, agents, shareholders, members, and partners of any of the foregoing (each, a “Business Opportunities Exempt Party”). The Partnership and each of the Partners, on its own behalf and on behalf of their respective Affiliates and equityholders, hereby renounce any interest or expectancy of the Partnership in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party and irrevocably waive any right to require any Business Opportunity Exempt Party to act in a manner inconsistent with the provisions of this Section 6.7. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for PubCo, the Partnership or any of their respective Subsidiaries, Affiliates or equityholders shall have any duty to communicate or offer such opportunity to the Partnership, and none of PubCo, the Partnership or any of their respective Subsidiaries, Affiliates or equityholders will acquire or be entitled to any interest or participation in any such transaction, agreement, arrangement or other matter or opportunity as a result of participation therein by a Business Opportunity Exempt Party. This Section 6.7 shall not apply to, and no interest or expectancy of the Partnership is renounced with respect to, any opportunity offered to any director of PubCo if such opportunity is expressly offered or presented to, or acquired or developed by, such Person solely in his or her capacity as a director or officer of the Partnership or General Partner. No amendment or repeal of this Section 6.7 shall apply to, or have any effect on, the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunity of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have had notice of and consented to the provisions of this Section 6.7. Neither the amendment or repeal of this Section 6.7, nor the adoption of any provision of this Agreement inconsistent with this Section 6.7, shall eliminate or reduce the effect of this Section 6.7 in respect of any business opportunity first identified, any other matter occurring, or any cause of action that, but for this Section 6.7, would have accrued or arisen, prior to such amendment, repeal or adoption. No action or inaction by any Business Opportunities Exempt Party in a manner consistent with this Section 6.7 shall be deemed to be a violation of any fiduciary or other duty owed to any Person.
6.8 Pre-emptive Rights. No Non-PubCo Partner shall have any preemptive, preferential or other similar right with respect to: (a) additional Capital Contributions; (b) issuances or sales by the Partnership of any class or series of Units or other Equity Securities of the Partnership, whether unissued or hereafter created; (c) issuances of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units; (d) issuances of any right of subscription to or right to receive, or any warrant or option for the purchase of, any Units; or (e) issuances or sales of any other securities that may be issued or sold by the Partnership.

Exhibit 1.2
ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
7.1 Records. The Partnership shall keep, or cause to be kept, appropriate books and records with respect to the Partnership’s business, including:
(a) the Register, which shall be:
(i) kept in the Cayman Islands and maintained in accordance with Section 3.1(a); and
(ii) kept confidential, but will be available for inspection upon the written request of a Partner to the Partnership, at the Partnership’s principal location and with the consent of the General Partner (which consent shall not be unreasonably withheld, conditioned or delayed in response to any request by a Partner) at such reasonable times as may be designated by the General Partner; provided that, notwithstanding anything to the contrary contained herein or in the Cayman Act, neither the General Partner nor the Partnership shall be required to disclose to any Non-PubCo Partner an unredacted Register, or any other information showing the identity of the other Non-PubCo Partners or the number and class of Units owned by another Non-PubCo Partner. For each Non-PubCo Partner, the Partnership shall provide such Partner, upon request, a redacted copy of the Register revealing only such Partner’s Units, the total number of issued and outstanding Units, and such Partner’s Common Unit Percentage Interest; provided, further, that the General Partner may close the Register for any time or times not exceeding in the aggregate thirty (30) days in each calendar year; and
(b) all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to (i) Section 7.4 or (ii) any Applicable Law.
7.2 Accounting. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Partners pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner in accordance with Applicable Law, this Agreement and with accounting methods followed for U.S. federal income tax or other applicable purposes. In making these decisions, the General Partner may rely upon the advice of the Partnership’s independent accountants. The General Partner’s determination shall be final and conclusive as to all of the Partners, absent manifest clerical error.
7.3 Fiscal Year. The Fiscal Year of the Partnership shall be used for financial reporting and shall be its Taxable Year.
7.4 Reports. In the event that neither PubCo nor the Partnership is required to file an annual report on SEC Form 20- F or an annual report on SEC Form 10-K or a quarterly report on SEC Form 10-Q or any other filing document, the Partnership shall use commercially reasonable efforts to deliver or cause to be delivered, as soon as practicable following the completion of each Taxable Year, but in all events within ninety (90) days after the end of each Taxable Year, to each Person who was a holder of Units at any time during such Taxable Year, all information from the Partnership necessary for the preparation of such Person’s federal and state corporate or income tax returns. Except as set forth herein or in any separate written agreement between the Partnership and any Partner, no Partner shall have the right to any other information from the Partnership, except as may be required by any non-waivable provision of law.
7.5 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Partnership to such other Person or Persons.
7.6 PFIC Information. The General Partner shall (a) (i) to the extent PubCo or the Partnership undertakes an analysis of the status of PubCo, Holdco 1, or any direct or indirect Subsidiary of the Partnership as a “passive foreign investment company” (“PFIC”), undertake commercially reasonable efforts to cause the Partnership to provide information regarding such analysis with respect to any direct or indirect Subsidiaries of the Partnership to the Partners, and (ii) to the extent neither PubCo nor the Partnership undertakes an analysis of the status of PubCo,

Exhibit 1.2
Holdco 1, or any direct or indirect subsidiary of the Partnership as a PFIC, at the sole cost and expense of any specific Partners, cooperate with such Partners and their advisors to permit them to undertake such an analysis with respect to any direct or indirect Subsidiary of the Partnership, and (b) (i) if PubCo or the Partnership prepares the information necessary to permit shareholders of PubCo to make a “qualified electing fund” election within the meaning of Section 1295 of the Code with respect to PubCo or any Subsidiary of PubCo, provide information to the Partners to make such an election with respect to any direct or indirect Subsidiary of the Partnership that is a PFIC, and (ii) if neither PubCo nor the Partnership prepares the information necessary to permit shareholders of PubCo to make a “qualified electing fund” election within the meaning of Section 1295 of the Code with respect to PubCo or any Subsidiary of PubCo, at the sole cost and expense of any requesting Partners, cooperate with such Partners and their advisors to permit them to prepare such information with respect to any direct or indirect Subsidiary of the Partnership that is a PFIC; provided, however, that if either clause (a)(ii) or (b)(ii) above applies, then the analysis and information undertaken or obtained shall be for the sole and exclusive benefit of the requesting Partners.
7.7 Confidentiality.
(a) The General Partner may keep confidential from the Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be competitively sensitive or in the nature of trade secrets or (ii) other information, the disclosure of which the General Partner believes is not in the best interests of the Partnership or could damage the Partnership or its business, or that the Partnership is required by law or by agreement with any third party to keep confidential, including, without limitation, information as to the Units held by any other Partner, as set out in the Register or otherwise, and any privileged information of PubCo, the Partnership or any of their Subsidiaries. With respect to any schedules, annexes or exhibits to this Agreement, to the fullest extent permitted by law, each Partner (other than the General Partner) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Partner and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Partner (other than the General Partner).
(b) Each Partner agrees, for so long as such Partner owns any Units and for a period of two (2) years following the date upon which such Partner ceases to own any Units, to keep confidential, any non-public information provided to such Partner by the Partnership (“Confidential Information”); provided, however, that nothing herein will limit the disclosure of any Confidential Information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority; (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of a disclosure by the Parties in violation of this Agreement; or (iii) that relates solely to such Partner’s investment in the Partnership, to a Partner’s advisors, representatives, partners and Affiliates; provided that such advisors, representatives, partners and Affiliates shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Partner shall be responsible for any breach of or failure to comply with this Agreement by any of its advisors, representatives, partners and Affiliates, and such Partner agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives, partners and Affiliates from prohibited or unauthorized disclosure or use of any Confidential Information.
ARTICLE VIII
TAX MATTERS
8.1 Tax Returns.
(a) The Partnership shall arrange for the preparation and timely filing (taking into account all extensions validly obtained) of all tax returns (including tax reporting and information returns) required to be filed by the Partnership and its Subsidiaries. Except as otherwise provided in this Agreement or under the Milk Equity Purchase Agreement, the General Partner shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, deduction, loss and credit or any other method or procedure related to the preparation of such tax returns. The Partnership and the

Exhibit 1.2
General Partner shall have full power and authority: (i) without consultation with any of the Non-Pubco Partners but after delivering written notice to the relevant Non-Pubco Partners, to disclose to any governmental authorities in connection with the Partnership such information about the identity of the Partners and their respective Common Unit Percentage Interest as any such authorities may require the Partnership or the General Partner to disclose (and each Partner hereby waives all rights it may have under section 7.7 of this Agreement, applicable bank secrecy, data protection or similar rules, legislation or regulations that would otherwise prohibit, limit or otherwise restrict any such disclosure); and (ii) to obtain such information (including, for the avoidance of doubt, any reference or identification number(s)) from Partners as the Partnership or the General Partner may reasonably require to enable the Partnership and its Subsidiaries to determine the applicability of any relevant tax treaty, directive or legislation or properly and promptly to prepare and file any tax elections, tax returns and other disclosures. Each Partner will, upon request, take commercially reasonable efforts to promptly procure and supply to the Partnership all information requested by the Partnership or General Partner pursuant to (ii) above and each Partner hereby agrees to indemnify the Partnership and the other Partners for any taxes imposed by a governmental authority that they incur pursuant to applicable law and that would not have arisen but for the indemnifying Partner's failure to procure and supply any such timely requested information.
(b) Upon request of any Partner, the Partnership shall furnish to such Partner a copy of any tax return (including tax reporting and information returns) filed by or with respect to the Partnership or any of its Subsidiaries. The Partnership will also supply each Partner with any information regarding the determination of the tax consequences of the Partner’s ownership interest in the Partnership, the receipt by any Partner of any distributions from the Partnership, and the disposition by a Partner of its interest in the Partnership, including providing the Partner with a calculation of the income, gain, loss, deduction and credit of the Partnership for all relevant periods. Each Partner agrees in respect of any year in which such Partner had an investment in the Partnership that, unless otherwise agreed by the General Partner or as required by law, such Partner shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction or credit relating to such investment in a manner inconsistent with the treatment of such item by the Partnership, as reflected on the Schedule K-1 or other information statement furnished by the Partnership to such Partner; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment.
8.2 Tax Elections. The Taxable Year of the Partnership shall be the calendar year unless otherwise required by the Code or applicable tax laws. If not yet made, the Partnership shall make, and shall cause any Subsidiary of the Partnership that is treated as a partnership for U.S. federal income tax purposes to make, a timely election under Section 754 of the Code (and applicable corresponding elections under state and local law) effective with respect to the taxable year of the Partnership that includes the Closing. The General Partner shall not take any action to revoke such elections. Subject to Section 8.3 and the Milk Equity Purchase Agreement, the General Partner shall determine whether to make or revoke any other available election or decision relating to tax matters pursuant to the Code, including, for the avoidance of doubt, regarding the tax classification of entities and methods of accounting for items of income, gain, deduction, loss and credit; provided that no election to change the classification of the Partnership as a partnership for U.S. federal and applicable state and local income tax purposes shall be made. Each Partner will upon request supply any information necessary to give proper effect to any such election described in this Section 8.2.
8.3 Tax Controversies. The General Partner shall be the “partnership representative” of the Partnership (the “Partnership Representative”) for purposes of Section 6223 of the Code (and any applicable state, local, and non U.S. law). The Partnership Representative shall comply with the rules set forth in the Revised Partnership Audit Procedures. The Partnership Representative may be removed, and a new Partnership Representative appointed, by the General Partner in accordance with the Code and the Treasury Regulations. The Partnership Representative shall be permitted to appoint any “designated individual” (or similar person) (a “Designated Individual”) permitted under Treasury Regulations Section 301.6223-1 or any successor regulations or similar provisions of tax law. If the Partnership Representative appoints a Designated Individual pursuant to Section 6223 of the Code and the Treasury Regulations thereunder (or similar provisions of state, local or other tax laws), such Designated Individual shall be subject to this Agreement in the same manner as the Partnership Representative (and references to the Partnership Representative shall include any such Designated Individual, unless the context otherwise requires, or shall mean solely the Designated Individual, as needed to comply with Applicable Law). Except as otherwise provided in the Milk Equity Purchase Agreement, the Partnership Representative shall have the power to manage and represent the

Exhibit 1.2
Partnership in any administrative proceeding of the IRS, and shall be indemnified by the Partnership for all costs and expenses relating to serving in its capacity as the Partnership Representative. Each Partner hereby agrees: (a) to take such actions as may be required to effect the General Partner’s designation as the Partnership Representative, and (b) to cooperate to provide any information as may be reasonably requested by the Partnership Representative in order to carry out the duties of the Partnership Representative under the Code. In connection with any audit or examination of the Partnership or Milk, the Partnership Representative (or other applicable partnership representative) shall reasonably determine the portion of any Imputed Underpayment Amount attributable to each Partner or former Partner, and shall use reasonable best efforts to (i) make the election described in Section 6226 of the Code with respect to such Imputed Underpayment Amount or (ii) otherwise ensure that no Partner is allocated or becomes liable for taxes (including penalties or interest) attributable to other Partners or to a taxable year (or portion thereof) occurring prior to such Partner’s admission to the Partnership. Notwithstanding any other provision of this Agreement, the Partnership Representative (or other applicable partnership representative) shall, and is authorized by the Partners to, ensure that the tax and economic consequences of any Imputed Underpayment Amount with respect to any taxable year of the Partnership or Milk prior to the taxable year of the Partnership that includes the Effective Date (and any associated interest and penalties) are borne in the aggregate by former members of Milk. A Partner’s obligation to comply with this Section 8.3 shall survive the transfer, assignment or liquidation of such Partner’s partnership interest in the Partnership. Notwithstanding the foregoing, the Partnership Representative shall be subject to the control of the General Partner pursuant to Section 8.2 and shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining the approval of the General Partner.
The provisions of this Section 8.3, including the obligations of a Limited Partner, will survive a Limited Partner’s sale or other disposition of its interests in the Partnership and the termination, dissolution, liquidation, or winding up of the Partnership.
8.4 Tax Treatment.
(a) The Partnership, the General Partner, Holdco 1, and PubCo shall take, and shall hereby be permitted to take, all reasonable steps to ensure (as far as is legally possible) that any disposal of Common Units or other Units by Holdco 1 or PubCo, to the extent such disposal is within the charge to UK corporation tax on chargeable gains, is treated as an exempt disposal of the Partnership's assets pursuant to the substantial shareholding exemption in Schedule 7AC to the Taxation of Chargeable Gains Act 1992.
(b) Notwithstanding anything herein to the contrary, to the extent Section 8.6 of the Milk Equity Purchase Agreement explicitly sets forth rights and obligations with respect to Tax matters, it shall govern with respect to those matters.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF UNITS
9.1 Transfers of Units.
(a) Except as otherwise agreed to in writing between the General Partner and the applicable Partner and reflected in the books and records of the Partnership, or as otherwise provided in this Article IX, no holder of Units may sell, transfer, assign, pledge, encumber, distribute, contribute or otherwise dispose of (whether directly or indirectly (including, for the avoidance of doubt, by Transfer or issuance of any Capital Stock of any Partner that is not a natural person), whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Units (a “Transfer”), except Exchanges pursuant to and in accordance with Article XII or Transfers pursuant to and in accordance with Section 9.1(b). Notwithstanding anything herein to the contrary, a Partner may pledge, charge, mortgage, assign by way of security, or other grant encumbrance over,

Exhibit 1.2
its Units to secure obligations of PubCo, the Partnership or its subsidiaries, and the secured party upon foreclosure or applicable enforcement proceedings or any Transferee may be admitted as a Partner.
(b) Subject to Section 9.6 and Section 9.7, the restrictions contained in Section 9.1(a) shall not apply to any Transfer of Units by any Partner (the “Transferor”) (i) to its Affiliates, (ii) to its direct or indirect partners, members, shareholders, or other equity holders, whether as a distribution, a liquidating distribution or otherwise, (iii) to a trust solely for the benefit of such Partner and such Partner’s Family Group (or a re-Transfer of such Units by such trust back to such Partner upon the revocation of any such trust) or pursuant to the Applicable Law of descent or distribution among such Partner’s Family Group for estate planning purposes, or (iv) to the Partnership (each of clauses (i)-(iv), an “Exempt Transfer”); provided that, in respect of any Exempt Transfer pursuant to clauses (i)-(iii), (x) the restrictions contained in this Article IX (other than in Section 9.1(a)) shall apply to an Exempt Transfer, (y) the restrictions contained in this Agreement will continue to apply to the Units after any Exempt Transfer, and each Transferee shall agree in writing, prior to and as a condition precedent to the effectiveness of such Exempt Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Exempt Transfer, and (z) each Transferee must certify to the Partnership that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act, unless, in the reasonable judgment of the General Partner, another exemption from the registration requirements of the Securities Act is available. Upon an Exempt Transfer of Units, the Transferor Partner will deliver written notice to the Partnership, which notice will disclose in reasonable detail the identity of the Transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the General Partner. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Exempt Transfers to one or more Transferees and then disposing of all or any portion of such party’s interest in such Transferee if such disposition would result in such Transferee ceasing to be a Permitted Transferee. Notwithstanding anything to the contrary in Section 9.1(a), any Partner shall be permitted to make an Exempt Pledge; provided, however, that, for the avoidance of doubt, any exercise by a Lender of its rights to acquire or Transfer any Units subject to an Exempt Pledge shall constitute a Transfer of Units subject to the restrictions contained in this Article IX and shall not be an Exempt Transfer.
(c) Notwithstanding anything in this Agreement to the contrary, as a condition to any Transfer:
(i) if the Transferor who proposes to Transfer such Units or, if such Transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such Transferor that is not a disregarded entity (the “Transferor’s Owner”) is a “United States person,” as defined in Section 7701(a)(30) of the Code, then such Transferor (or Transferor’s Owner, if applicable) shall complete and provide, to both the Transferee and the Partnership, a duly executed affidavit, in the form provided to such Transferor by the Partnership, certifying, under penalty of perjury, that the Transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and the applicable Treasury Regulations), and including the Transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number, or
(ii) if the Transferor who proposes to Transfer such Units (or if such Transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person,” as defined in Section 7701(a)(30) of the Code, then such Transferor and Transferee shall jointly provide to the Partnership written proof, reasonably satisfactory to the General Partner, that any applicable withholding tax that may be imposed on such Transfer (including pursuant to Sections 864 and 1446 of the Code), and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.
(d) Notwithstanding anything in this Agreement to the contrary, the Transferor and Transferee shall (as between them) bear their own expenses in connection with the consummation of any Transfer and shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Transfer.
(e) Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Unit by a Partner other than the PubCo Partners that, concurrently with such Transfer, such Transferor shall also Transfer to the Transferee (i) an equal number of Class B ordinary shares and (ii) the Capital Account of the Transferor, to the extent such Capital Account relates to the Units subject to such Transfer.

Exhibit 1.2
(f) Upon the reasonable request of any Partner, the Partnership will make available information necessary to comply with Rule 144, all to the extent required from time to time to enable such Partner or its prospective transferees to Transfer the Units without registration under the Securities Act, within the limitations of the exemption provided by Rule 144 of the Securities Act.
9.2 Restricted Units Legend.
(a) The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units, and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer), shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES OR (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.
THE UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT OF WALDENCAST PARTNERS LP (THE “ISSUER”), DATED JULY 27, 2022, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER RESTRICTIONS HAVE BEEN FULFILLED. A COPY OF SUCH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.
The Partnership will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.
9.3 Notice of Transfer. In connection with the Transfer of any Units, the Transferor shall deliver written notice to the Partnership describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the General Partner, be accompanied by (a) an opinion of counsel who (to the General Partner’s reasonable satisfaction) is knowledgeable in securities law matters on such matters as are customary and appropriate in transactions of this type, including that such Transfer of Units may be effected without registration of such Units under the Securities Act and will not otherwise result in a violation of any Applicable Law, obtained at the sole expense of the Transferor and in form and substance reasonably satisfactory to the General Partner, or (b) such other evidence reasonably satisfactory to the General Partner to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act and without violating any Applicable Law. In addition, if the Transferor delivers to the Partnership an opinion of counsel that no subsequent Transfer of such Units shall require registration under the Securities Act, promptly upon such contemplated Transfer, the Partnership shall deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 9.2(a). If the Partnership is not required to deliver new certificates for such Units not bearing such legend, the Transferor shall not affect any Transfer of the same until the prospective Transferee has confirmed to the Partnership in writing its agreement to be bound by the conditions contained in this Agreement.

Exhibit 1.2
9.4 Transferee’s Rights.
(a) Subject to Section 9.4(b), a Transfer of Units in a manner in accordance with this Agreement shall be effective as of the date of Transfer, and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Partnership. Income, loss and other Partnership items shall be allocated between the Transferor and the Transferee according to Section 706 of the Code, as determined by the General Partner. Distributions made before the effective date of such Transfer shall be paid to the Transferor, and Distributions made after such date shall be paid to the Transferee.
(b) Unless and until the Transferee becomes a Substituted Partner or Additional Partner pursuant to Article X (the “Admission Date”), the Transferee shall not be entitled to any of the rights granted to a Partner hereunder or under Applicable Law, other than the rights granted specifically to Transferees pursuant to this Agreement; provided that without relieving the Transferring Partner from any such limitations or obligations as more fully described in Section 9.5, such Transferee shall be bound by any limitations and obligations of a Partner contained herein that a Partner would be bound by on account of such Units (including the obligation to make Capital Contributions on account of such Units).
9.5 Transferor’s Rights and Obligations.
(a) Subject to Section 9.5(b), the Transferor shall cease to be a Partner with respect to such Units or such other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.5, duties, liabilities or obligations, of a Partner with respect to such Units or such other interest (it being understood, however, that the applicable provisions of Sections 5.5, 6.4 and 6.5 shall continue to inure to such Person’s benefit). If the Transferor shall Transfer all (but not less than all) of such Transferor’s Units (and any other interests in the Partnership) in accordance with the terms of this Agreement, then the Transferor shall thereupon cease to be a Partner of the Partnership.
(b) Unless and until the applicable Admission Date, (i) such Transferor shall retain all of the duties, liabilities and obligations of a Partner with respect to such Units or other interest, including, without limitation, the obligation (together with its Transferee pursuant to Section 9.4(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement, and (ii) the General Partner may reinstate all or any portion of the rights and privileges of such Transferor with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve the Transferor from any liability of such Transferor to the Partnership with respect to such Units that may exist on the Admission Date, or that is otherwise specified in the Cayman Act and incorporated into this Agreement, or from any liability to the Partnership or any other Person for any materially false statement made by such Partner (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Transferor (in its capacity as such) contained herein or in the other agreements with the Partnership.
9.6 Encumbrances. No Partner, Transferor or Transferee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of such Partner, Transferor or Transferee (as applicable), unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions, as are determined by the General Partner, in the General Partner’s sole discretion. Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.
9.7 Further Restrictions.
(a) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer (including an Exempt Transfer or an Exempt Pledge) of a Unit be made if the General Partner determines that:
(i) such Transfer is being made to a Person lacking the legal right, power or capacity to own such Unit;

Exhibit 1.2
(ii) such Transfer would require the registration of such transferred Unit, or of any class of Unit, pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws, or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
(iii) such Transfer would cause (A) all or any portion of the assets of the Partnership to (1) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Partner, or (2) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (B) the General Partner to become a fiduciary with respect to any existing or contemplated Partner, pursuant to ERISA, any applicable Similar Law, or otherwise;
(iv) the legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Transferee’s consent to be bound by this Agreement as a Transferee) requested by the General Partner and received by the Partnership are not in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion;
(v) such Transfer would, as determined by the General Partner in its sole discretion , (A) pose a material risk that the Partnership would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder, or (B) result in the Partnership having more than ninety-five (95) partners or, in the case of an Exempt Transfer, ninety (90) partners, in each case within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules in Treasury Regulations Section 1.7704-1(h)(3)).
(b) In addition, notwithstanding any contrary provision in this Agreement, to the extent that the General Partner shall determine, in good faith, that additional restrictions on Transfers are necessary so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code, the General Partner may impose such additional restrictions on Transfers.
(c) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Partner unless such Partner or the prospective Transferee(s) of such Units shall have reimbursed the Partnership for all reasonable and documented out-of-pocket expenses (including attorneys’ fees and expenses) incurred and paid by the Partnership in connection with implementing such Transfer or proposed Transfer, whether or not consummated (other than Exchanges pursuant to Article XII or any Transfer to the Partnership). In addition, the Transferor hereby indemnifies and holds harmless the General Partner and the Partnership from and against any losses, claims, damages, or liabilities, arising out of, or based upon, or in connection with such Transfer, to which the General Partner, the Partnership or any of their Affiliates may become subject.
9.8 Counterparts; Joinder. Prior to Transferring any Units (other than Exchanges pursuant to Article XII or any Transfer to the Partnership), and as a condition precedent to the effectiveness of any such Transfer, the transferring holder of Units will cause the prospective transferee(s) of such Units to execute and deliver to the Partnership such instruments as the General Partner deems necessary or desirable, in its reasonable discretion, to effectuate such Transfer, including counterparts of this Agreement and any other agreements relating to such Units, or executed joinders to such agreements, in each case, in a form acceptable to the General Partner. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.
9.9 Ineffective Transfer. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be null and void ab initio, and the General Partner will not record such Transfer on the books of the Partnership or treat any purported Transferee of such Units as the owner of such Units for any purpose.
9.10 Pass-Through Partners Liquidating or Entering into Certain Transactions.

Exhibit 1.2
(a) If a Pass-Through Partner enters (or intends to enter) into a liquidation or other transaction that could result in an increase in the number of Partners of the Partnership for purposes of the private placement safe harbor in Treasury Regulations Section 1.7704-1(h) (regardless of whether the transaction could result in the number of Partners exceeding 100 for purposes of such safe harbor), then such Pass-Through Partner shall notify the General Partner in writing of such liquidation or other transaction at least twenty (20) days prior to engaging in such transaction.
(b) If a Pass-Through Partner becomes aware that a direct or indirect beneficial owner of such Pass-Through Partner enters (or intends to enter) into a liquidation or other transaction that could result in an increase in the number of Partners of the Partnership for purposes of the private placement safe harbor in Treasury Regulations Section 1.7704- 1(h) (regardless of whether the transaction could result in the number of partners exceeding 100 for purposes of such safe harbor), then such Pass-Through Partner shall take commercially reasonable efforts to notify the General Partner in writing of such liquidation or other transaction at least twenty (20) days prior to the engagement of such direct or indirect beneficial owner in such transaction.
(c) On the occurrence of any liquidation of a Pass-Through Partner (or the receipt of notice of such a liquidation) that could result in the number of Partners of the Partnership exceeding ninety-five (95) Partners for purposes of the private placement safe harbor in Treasury Regulations Section 1.7704-1(h), the General Partner shall have the right to place customary restrictions on the transfer and exchange rights of Partners, in addition to those described in this Agreement, as necessary to prevent interests in the Partnership from being treated as “readily tradable on a secondary market or the substantial equivalent thereof” within the meaning of Section 7704 of the Code.
ARTICLE X
ADMISSION OF PARTNERS
10.1 Substituted Partners. Subject to the provisions of Article IX hereof, in connection with the permitted Transfer of any Units of a Partner, the Transferee shall become a Substituted Partner on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Partnership.
10.2 Additional Partners. Subject to the provisions of Article IX hereof, a Person may be admitted to the Partnership as an Additional Partner only upon furnishing to the Partnership (a) counterparts of this Agreement, or an executed joinder to this Agreement in a form acceptable to the General Partner, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Partner (including entering into such documents as the General Partner may deem appropriate). Such admission shall become effective on the date on which the General Partner determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.
10.3 Additional General Partner. No Person may be admitted to the Partnership as an additional General Partner or substitute General Partner without the prior written consent of each incumbent General Partner, which consent may be given, withheld or made subject to such conditions as are determined by each incumbent General Partner, in each case in the sole discretion of each incumbent General Partner. A General Partner will not be entitled to resign as a General Partner of the Partnership unless another General Partner shall have been admitted hereunder (and shall not have previously resigned or been removed) and the requirements of Section 5.6 have been satisfied. Any additional
General Partner or substitute General Partner admitted as a General Partner of the Partnership pursuant to this Section 10.3 is hereby authorized to, and shall, continue the Partnership without dissolution.
ARTICLE XI
WITHDRAWAL AND RESIGNATION OF PARTNERS
No Partner shall have the power or right to withdraw or otherwise resign as a Partner from the Partnership prior to the winding up and dissolution of the Partnership pursuant to Article XIII without the prior written consent of the General Partner, except as otherwise expressly permitted by this Agreement. Any Partner, however, that attempts to withdraw or otherwise resign as a Partner from the Partnership without the prior written consent of the General

Exhibit 1.2
Partner or otherwise as expressly permitted by this Agreement upon or following the winding up and dissolution of the Partnership pursuant to Article XIII, but prior to receipt by such Partner of the full amount of distributions from the Partnership to which such Partner is entitled pursuant to Article XIII, shall be liable to the Partnership for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Partner, and such Partner shall be entitled to receive the Fair Market Value of such Partner’s interest in the Partnership as of the date of its resignation (or, if less, the amount that such Partner would have received on account of such interest had such Partner not resigned or otherwise withdrew from the Partnership), as conclusively determined by the General Partner, on the sixth-month anniversary date (or such earlier date determined by the General Partner) following the completion of the distribution of Partnership assets to all other Partners, as provided in Article XIII.
ARTICLE XII
REDEMPTION RIGHTS AND EXCHANGES
12.1 Redemption Right of a Limited Partner.
(a) Upon the terms and subject to the conditions set forth in this Article XII, and further subject to (i) the conditions set forth in any other agreement between such Limited Partner and the Partnership, PubCo or any of their Affiliates; (ii) the availability of an exemption from the registration requirements of the Securities Act or other Applicable Law or a registration statement then in effect with respect to such Limited Partner; and (iii) a Direct Exchange pursuant to Section 12.2, each Limited Partner (collectively with such Limited Partner’s Affiliates and Permitted Transferees), other than the PubCo Partners, shall have the right (a “Redemption Right”) to cause the Partnership to redeem all or a portion of its Units (subject to having the equivalent number of Class B ordinary shares redeemed by the PubCo for no additional consideration) (a “Redemption”); provided that, absent a waiver from the General Partner, a Redemption shall be for a number of Common Units at least equal to or exceeding the Minimum Exchange Amount, at any time and from time to time, except: (x) prior to the expiration or termination of any contractual lock-up period relating to the shares of PubCo that is applicable to such Limited Partner (including, in respect of the Milk Partners, the expiration or termination of the Lock-Up Period set out in the Lock-Up Agreements entered into by PubCo and Milk with each such Milk Partner (the “Milk Lock-Up Agreements”)); (y) to the extent inconsistent with any insider trading policy of the Partnership, any law or regulation relating to insider trading, or any other public stock restrictions, or (z) as otherwise provided in Section 12.1(g). Each Limited Partner exercising the Redemption Right hereby agrees to comply with each covenant and other provision in the PubCo Memorandum and Articles of Association with respect to Class A ordinary shares received in any Redemption involving a Stock Exchange Payment.
(b) A Limited Partner desiring to exercise the Redemption Right (the “Redeeming Partner”) shall exercise such right by giving written notice in the form set forth on Exhibit A to this Agreement to the General Partner with a copy to PubCo (the “Redemption Notice”). The Redemption Notice shall include all information required to be included therein, including the number of Redeemed Units and the Redemption Date.
(c) On the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date), (i) the Redeeming Partner shall transfer the Redeemed Units to the Partnership, free and clear of all liens, and, if the Redeemed Units are certificated, the certificate relating to such Redeemed Units, (ii) upon the Partnership’s receipt of the Redeemed Units and, if applicable, the related certificates, the Partnership shall or shall direct PubCo to (1) provide to the Redeeming Partner the consideration the Redeeming Partner is entitled to receive under Section 12.1(d) (in the form of a Stock Exchange Payment or a Cash Exchange Payment) and (2) cancel the corresponding Class B ordinary shares, (iii) upon receipt of the Redeemed Units and, if applicable, the related certificates, the Partnership shall (x) cancel the Redeemed Units and update the Register accordingly, (y) if the Common Units are certificated, issue to the Redeeming Partner a certificate for a number of Common Units equal to the difference (if any) between the number of Units evidenced by the certificate transferred by the Redeeming Partner pursuant to clause (i) of this Section 12.1(c) and the Redeemed Units (i.e., the number of Units the Redeeming Partner will hold, if any, after the Redemption Date), and (z) issue to the Waldencast Limited Partner in exchange for the consideration provided by PubCo pursuant to Section 12.1(c)(ii) a number of Common Units equal to the number of Redeemed Units transferred by the Redeeming Partner.

Exhibit 1.2
(d) In exercising the Redemption Right, a Redeeming Partner will be entitled to receive either a Cash Exchange Payment or a Share Exchange Payment, calculated by reference to the Exchange Rate, at the sole discretion of PubCo; provided, that, if a Redeeming Partner or any of such Redeeming Partner’s Affiliates is an officer or director of PubCo or has other decision making authority with respect to PubCo, such Redeeming Partner or Affiliate shall not participate in the decision by PubCo as to whether PubCo selects the Cash Exchange Payment or the Stock Exchange Payment. Within five (5) Business Days of the Redemption Notice Date, PubCo shall give written notice to the Partnership and to the Redeeming Partner of PubCo’s intended settlement method.
(e) If a Redeeming Partner causes the Partnership to redeem Redeemed Units, and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to the date of such Distribution, the Redeeming Partner will be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made, and, solely for purposes of such Distribution, such Redeemed Units will be included in the numerator of such Redeeming Partner’s Common Unit Percentage Interest and in the denominator of each Limited Partner’s Common Unit Percentage Interest, notwithstanding that the Redeeming Partner transferred the Redeemed Units to the Partnership prior to the date of the Distributions.
(f) In the event that a Redemption Right is being exercised pursuant to Section 12.1 in order to participate in a Registration (as such term is defined in the Registration Rights Agreement) (i) the Redemption Notice Date shall be prior to the expiration of the time period in which a holder of securities is required to notify PubCo that it wishes to participate in such Registration in accordance with Section 2.1 of the Registration Rights Agreement; and (ii) the General Partner and the Partnership will cooperate in good faith with such Redeeming Partner to exercise such Redemption in a manner which preserves such Redeeming Partner’s rights under the Registration Rights Agreement.
(g) PubCo, the Partnership and each Exchanging Partner shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Exchanging Partner shall bear any transfer taxes, stamp taxes or duties, or other similar taxes (irrespective of to which party such taxes or duties arise) in connection with, or arising by reason of, any Exchange.
(h) In connection with any Redemption described in this Section 12.1, Waldencast Limited Partner will issue shares to PubCo in exchange for the consideration provided by PubCo, if any, for which Waldencast Limited Partner received the Common Units described in Section 12.1(c)(iii)(z).
12.2 Exchange Right of the PubCo
(a) Notwithstanding anything to the contrary in this Article XII, PubCo may, in its sole and absolute discretion, elect to effect on the Redemption Date the Redemption of Redeemed Units for the Stock Exchange Payment or Cash Exchange Payment, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Partner and PubCo (a “Direct Exchange”). Upon a Direct Exchange pursuant to this Section 12.2, the Waldencast Limited Partner shall ultimately acquire the Redeemed Units and will be treated for all purposes of this Agreement as the owner of such Units upon the actions set out in Section 12.2(c) occurring or being deemed to occur contemporaneously on the Redemption Date. For the avoidance of doubt, where the Waldencast Limited Partner ultimately acquires any Redeemed Units in accordance with this Section 12.2 each of the actions set out in Section 12.2(c) shall be deemed to have occurred on the Redemption Date.
(b) PubCo may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Partnership and the Redeeming Partner setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the Parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by PubCo at any time, provided that any such revocation does not prejudice the ability of the Parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events will be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 12.2, a Direct Exchange will be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if PubCo had not delivered an Exchange Election Notice.

Exhibit 1.2
(c) If PubCo elects to effect a Direct Exchange, (i) the Redeeming Partner will transfer to PubCo the number of Redeemed Units specified in the Redemption Notice in exchange for the consideration the Redeeming Partner is entitled to receive under Section 12.1(d) (in the form of a Stock Exchange Payment or a Cash Exchange Payment), (ii) in exchange for shares in the Waldencast Limited Partner, PubCo will immediately contribute to the Waldencast Limited Partner the Redeemed Units described in clause (i) and the Waldencast Limited Partner shall automatically be admitted as a Partner of the Partnership in respect of the number of Redeemed Units so transferred and contributed as described in clauses (i) and (ii); and (iii) PubCo will cancel the redeemed Class B ordinary shares as described in Section 12.1(a).
12.3 COC Exchange Right. In the event of a Change of Control, the General Partner may elect, pursuant to a written notice given to the Partners (other than the PubCo Partners) (each, a “COC Exchanging Partner”) at least thirty (30) days prior to the consummation of a Change of Control (a “COC Notice”), to require each such Partner to effect an exchange with respect to any portion of such Partner’s Common Units (together with the redemption and subsequent cancellation of the corresponding number of outstanding Class B ordinary shares held by such Partner for nil consideration) (a “COC Exchange”), which shall be effective immediately prior to the consummation of the Change of Control (but such COC Exchange shall be conditioned on the consummation of such Change of Control, and shall not be effective if such Change of Control is not consummated) (the “COC Exchange Date”). Each COC Exchange shall take the form of a Redemption by the Partnership or a Direct Exchange, in each case for either (i) the Stock Exchange Payment with respect to the Common Units subject to the COC Exchange or (ii) the Cash Exchange Payment, so long as in each case each such Partner receives the identical consideration or the identical right to elect the form of consideration, in each case on a per Unit basis, that the holder of a Class A ordinary share would receive in connection with such Change of Control. Notwithstanding anything in this Section 12.4 to the contrary, the General Partner cannot elect to require any COC Exchanging Partner to effect a COC Exchange unless such Partner receives, pursuant to such COC Exchange (including in connection with the consummation of such Change of Control), (x) consideration consisting entirely of (A) cash, (B) Equity Securities of a Person that (I) are listed on a National Securities Exchange within sixty (60) days of the consummation of such Change of Control and (II) can be resold without registration or within sixty (60) days of the consummation of such Change of Control are registered for resale on a shelf registration statement under the Securities Act (the Equity Securities referred to in this clause (B), the “Liquid Securities”), or (C) a combination of cash and Liquid Securities, or (y) consideration that includes cash and Liquid Securities, where the sum of such cash plus the Fair Market Value of such Liquid Securities is at least equal to the income taxes incurred by such Partner in connection with such COC Exchange (including in connection with the consummation of such Change of Control), determined on a “with and without” basis.
12.4 Limitations on Exchanges; Effect of Redemption or Exchange; Call Right.
(a) This Agreement shall continue notwithstanding the consummation of an Exchange, and all governance or other rights set forth herein will be exercised by the remaining Limited Partners and the Redeeming Partner (to the extent of such Redeeming Partner’s remaining interest in the Partnership). No Exchange shall relieve such Redeeming Partner of any prior breach of this Agreement.
(b) Notwithstanding anything to the contrary herein, the General Partner may impose such restrictions on an Exchange as PubCo or the General Partner may determine to be necessary or advisable so that the Partnership is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall, to the fullest extent permitted by law, be void ab initio) if, in the good faith determination of PubCo or the General Partner, such an Exchange would pose a material risk that the Partnership would be a “publicly traded partnership” under Section 7704 of the Code. If at any time the General Partner determines that, as a result of a change in law after the Effective Date, compliance by PubCo, PubCo’s Subsidiaries or the Partnership with any of the provisions of this Article XII would give rise to a material tax liability or tax consequence for PubCo, PubCo’s Subsidiaries or the Partnership, then the General Partner may, in good faith, implement an alternative arrangement without complying with such provisions that is economically equivalent (on an after tax basis and ignoring any de minimis variation) to PubCo, PubCo’s Subsidiaries, the Partnership, and each of the Partners vis-à-vis compliance with such provisions..
(c) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Partner shall not be entitled to effect an Exchange to the extent PubCo or the Partnership determines that such Exchange (i) would be prohibited by

Exhibit 1.2
law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with PubCo or its subsidiaries to which such Partner may be party (including, without limitation, this Agreement) or any written policies of PubCo related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.
(d) Once the Partners have caused Exchanges to have occurred that cause the aggregate Common Units held by the Milk Partners to be equal to or less than 20% of the total Common Units held by the Milk Partners as of the Effective Time, the Partnership shall have the right to acquire all or a portion of the remaining Common Units that remain outstanding in exchange for cash or Class A ordinary shares on a one-for-one basis, at the Partnership’s sole discretion, provided that the Partnership shall not exercise its right to effect a compulsory redemption and Exchange during the Lock-Up Period in accordance with the Milk Lock-Up Agreements; provided further that the Partnership shall provide the Milk Partners ten (10) Business Days prior notice of its intention to exercise such right and to provide each Milk Partner the option, at their sole discretion, to exchange their Common Units for Class A ordinary shares on a one-for one basis. For the avoidance of doubt, the Class A ordinary shares to be received in exchange for the Common Units shall be subject to the lock-up requirements set forth in the Milk Lock-Up Agreements.
12.5 Adjustments.
(a) The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the applicable Units that is not accompanied by a substantively identical subdivision or combination of the Class A ordinary shares; or (ii) any subdivision (by any share split, share dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the Class A ordinary shares that is not accompanied by a substantively identical subdivision or combination of Class B ordinary shares or the applicable Units, in each case, to the extent necessary to maintain the economic equivalency in the value transferred for Exchange and the value received, as determined by PubCo in its sole discretion; provided, however, that no adjustment to the Exchange Rate will be made solely as a result of a share dividend by PubCo that is effected to maintain the relationship between the outstanding Class A ordinary shares and Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A ordinary shares are converted or changed into another security or other property, then, and in each such event, provision shall be made so that the Redeeming Partner shall receive upon the Exchange the amount of such security or other property that such Redeeming Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, and had such Redeeming Partner thereafter, during the period from the date of such event to and including the Exchange Date, retained such security or other property receivable by such Redeeming Partner as aforesaid during such period, giving application to all adjustments called for during such period under this Section 12.5(a) with respect to the rights of the Redeeming Partner. Except as may be required in the immediately preceding sentences, no adjustments in respect of distributions shall be made upon the Exchange of any Unit. This Agreement shall apply to, and all references to “Units” shall be deemed to include, any security or other property of PubCo or the Partnership which may be issued in respect of, in exchange for or in substitution of Class B ordinary shares or Common Units, as applicable, by reason of share or unit split, reverse share or unit split, share or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction, mutatis mutandis.
(b) This Agreement shall apply to the Units held by the Partners and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Partner and his or her or its Permitted Transferees.
12.6 Reservation of Class A ordinary shares.
(a) PubCo shall at all times reserve and keep available out of its authorized but unissued Class A ordinary shares, solely for the purpose of issuance upon an Exchange, such number of Class A ordinary shares as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude PubCo or the Partnership from satisfying its obligations in respect of the Exchange of the Units by delivery of Class A ordinary shares which are held in the treasury of PubCo or are held by the Partnership or any of their Subsidiaries or by

Exhibit 1.2
delivery of purchased Class A ordinary shares (which may or may not be held in the treasury of PubCo or held by any subsidiary thereof). PubCo and the Partnership covenant that all Class A ordinary shares issued upon an Exchange will, upon issuance, have been duly authorized and validly issued and will be fully paid and non-assessable.
(b) PubCo and the Partnership covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for Class A ordinary shares to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Partner requesting such Exchange, PubCo and the Partnership shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo and the Partnership shall use commercially reasonable efforts to list the Class A ordinary shares required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A ordinary shares may be listed or traded at the time of such delivery.
(c) PubCo shall use its reasonable best efforts to take all reasonable steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, PubCo, of Equity Securities of PubCo (including derivative securities with respect thereto) and any securities that may be deemed to be Equity Securities or derivative securities of PubCo for such purposes that result from the transactions contemplated by this Agreement, by each executive officer (including the chief accounting officer) or director of PubCo.
12.7 Restrictions. Any restrictions on transfer of Common Units under any agreements with PubCo or any of its subsidiaries (other than this Agreement) to which a Redeeming Partner may be party shall apply, mutatis mutandis, to any Class A ordinary shares and Class B ordinary shares.
12.8 Distribution Rights. No Exchange shall impair the right of the Redeeming Partner to receive any distributions payable on the Common Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Redeeming Partner, or a Person designated by a Redeeming Partner to receive Class A ordinary shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by the Partnership from such Redeeming Partner and on Class A ordinary shares received by such Redeeming Partner, or other Person so designated, if applicable, in such Exchange.
12.9 Tax Treatment; Tax Withholding.
(a) As required by the Code and the Treasury Regulations, the parties shall report (i) any Direct Exchange consummated hereunder as a taxable sale of Common Units and Class B ordinary shares by a Partner to PubCo in a transaction governed by Section 741 of the Code, and (ii) any Exchange other than a Direct Exchange in which the consideration is contributed (or deemed contributed) to the Partnership by PubCo as a disguised sale of Common Units in a transaction governed by Section 707 of the Code and a taxable sale of Class B ordinary shares by the Redeeming Partner to PubCo, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority, unless an alternate position is permitted under the Code and Treasury Regulations and PubCo and the Redeeming Partner consent in writing.
(b) Notwithstanding any other provision in this Agreement (and without limiting Section 4.5 or Section 9.1(c)), PubCo, the Partnership and their agents and affiliates shall have the right to deduct and withhold taxes (including Class A ordinary shares with a fair market value determined in the sole discretion of PubCo equal to the amount of such taxes) from any payments to be made pursuant to the transactions contemplated by this Agreement if, in their opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information; provided that (i) PubCo may, in its sole discretion, allow a Redeeming Partner to pay such taxes owed on the Exchange of Units and Class B ordinary shares for Class A ordinary shares, in cash, in lieu of PubCo withholding or deducting such taxes, and (ii) PubCo will notify the Redeeming Partner at least five (5) Business Days prior to any required deduction or withholding (other than withholding on amounts properly treated as compensation for tax purposes or subject to

Exhibit 1.2
withholding under Section 1446(f)) and shall reasonably cooperate with the Redeeming Partner to reduce or eliminate any such withholding prior to any remittance to a governmental authority. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify the applicable withholding agent for any amounts imposed by any taxing authority together with any costs and expenses related thereto.
(c) In connection with any Redemption Notice or COC Notice, the Redeeming Partner shall deliver to PubCo or the Partnership, as applicable, a certificate, dated as of the Exchange Date and sworn under penalties of perjury, in a form reasonably acceptable to PubCo or the Partnership, as applicable, certifying such Redeeming Partner’s taxpayer identification number and that such Redeeming Partner is a not a “foreign person,” for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under Applicable Law or written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable taxing authority). In the event that a Limited Partner fails or is unable to deliver to the Partnership such a certificate, the Partnership may withhold amounts from such Limited Partner in accordance with Section 4.5(b) to the extent required under Applicable Law.
Section 12.10 The provisions of this Article XII will be interpreted and applied in a manner consistent with the corresponding provisions of the PubCo Memorandum and Articles of Association.
ARTICLE XIII
WINDING UP AND DISSOLUTION
13.1 Dissolution. The Partnership shall not be dissolved by the admission of Additional Partners or Substituted Partners or the attempted withdrawal or resignation of a Partner. The Partnership shall be wound up and subsequently dissolved upon:
(a) the entry of a decree of judicial dissolution of the Partnership under the Cayman Act;
(b) at any time there are less than two Partners (being one general partner and one limited partner), unless the Partnership is continued in accordance with the Cayman Act;
(c) the sale of all or substantially all of the assets of the Partnership;
(d) the determination of the General Partner to wind up and dissolve the Partnership; or
(e) any event which makes it unlawful for the business of the Partnership to be carried on by the General Partner.
The Partners hereby agree that the Partnership shall not wind up and dissolve prior to the occurrence of one of the events specified in the first sentence of this Section 13.1. In the event of a winding up and dissolution pursuant to Section 13.1(d), the relative economic rights of each class of Units immediately prior to such winding up and dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Partners pursuant to Section 13.2 in connection with such winding up and dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more Partners and subject to compliance with Applicable Law, unless, with respect to any class of Units, holders of at least ninety percent (90%) of the Units of such class not held by the General Partner consent in writing to a treatment other than as described above. Further, if a winding up and dissolution pursuant to Section 13.1(d) or Section 13.1(e) would have a material adverse effect on any Partner, the winding up and dissolution of the Partnership shall require the prior consent of such Partner, which consent shall not be unreasonably withheld, delayed or conditioned.
Except as otherwise set forth in this Article XIII, the Partnership is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a winding up and dissolution of the Partnership, and the Partnership shall continue in existence subject to the terms and conditions of this Agreement.

Exhibit 1.2
13.2 Winding Up and Termination. On winding up and dissolution of the Partnership, the General Partner shall act as liquidating trustee or may appoint one or more Persons as liquidator or liquidating trustee (or, if there is no General Partner, such liquidating trustee may be designated by the Partners). The liquidator or liquidating trustee shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Cayman Act; provided that the winding up of the Partnership shall not commence until notice of winding up has been filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands, unless the General Partner or liquidator resolves or determines otherwise. The costs of winding up shall be borne as a Partnership expense. Until final distribution, the liquidating trustee shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The following steps are to be accomplished by the liquidator or liquidating trustee in the following order:
(a) as promptly as possible after commencement of winding up, and again after completion of the dissolution, the liquidator or liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities and operations through the last day of the calendar month in which the winding up occurs or the dissolution occurs;
(b) the liquidator or liquidating trustee shall pay, satisfy or discharge from Partnership funds all of the debts, liabilities and obligations of the Partnership (including, without limitation, all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and
(c) all remaining assets of the Partnership shall be distributed to the Partners in accordance with Section 4.1(c) by the end of the Taxable Year of the Partnership during which the winding up of the Partnership occurs (or, if later, by ninety (90) days after the date of the winding up).
The distribution of cash and/or property to Partners in accordance with the provisions of this Section 13.2 and Section 13.3 constitutes a complete return to the Partners of their Capital Contributions and a complete distribution to the Partners of their interest in the Partnership and all the Partnership’s property. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds.
13.3 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if upon winding up of the Partnership the liquidator or liquidating trustee determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Partners, the liquidator or liquidating trustee may, in its sole discretion, defer for a reasonable time the winding up of any assets, except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves. Subject to the order of priorities set forth in Section 13.2, the liquidator or liquidating trustee may, in its sole discretion, distribute to the Partners, in lieu of cash, either (i) all or any portion of such remaining Partnership assets in-kind in accordance with the provisions of Section 13.2(c), (ii) as tenants in common and in accordance with the provisions of Section 13.2(c), undivided interests in all or any portion of such Partnership assets, or (iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidator or liquidating trustee deems reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation or the holders thereof) at such time. Any Partnership assets distributed in kind will first be written up or down to their Fair Market Value, thus creating profit or loss (if any), which shall be allocated in accordance with Section 4.2. The liquidator or liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.
13.4 Cancellation of Certificate. On completion of the winding up of the Partnership’s affairs and distribution of Partnership assets as provided herein, the Partnership is terminated (and the Partnership shall not be terminated prior to such time), and the General Partner (or such other Person or Persons as the Cayman Act may require or permit) shall file a notice of dissolution with the Registrar of Exempted Limited Partnerships in the Cayman Islands, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.4.

Exhibit 1.2
13.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.
13.6 Return of Capital. The liquidator or liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from Partnership assets).
ARTICLE XIV
VALUATION
14.1 Value. “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arm’s-length transaction with an unaffiliated third party, consummated on a date determined by the General Partner (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale). Notwithstanding the foregoing, in making the determination of Fair Market Value as described in Section 14.2, the General Partner, the Disputing Partner (defined below) and any investment banking firm (as described below) shall not give effect or take into account any “minority discount” or “liquidity discount” (or any similar discount arising out of the fact that the Units are restricted or are not registered with the Securities and Exchange Commission, publicly traded or listed on a securities exchange), but shall value the Partnership and its Subsidiaries and their respective businesses in their entirety on an enterprise basis, using any variety of industry recognized valuation techniques commonly used to value businesses.
14.2 Determination and Dispute. Fair Market Value shall be determined by the General Partner (or, if pursuant to Section 13.3, the liquidating trustee) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent. Notwithstanding the foregoing, the General Partner may, in its own discretion, or will at the request of any Partner or Partners that hold at least 5% of the total number of Common Units on issue (a “Disputing Partner”), cause the Partnership to retain a financial advisory, valuation or investment banking firm of recognized national standing, reasonably acceptable to such Disputing Partner, to advise upon the determination of the Fair Market Value of such Units, assets or consideration; provided that any such determination shall ultimately be made by the General Partner.
ARTICLE XV
GENERAL PROVISIONS
15.1 Power of Attorney.
(a) Each holder of Units hereby constitutes and appoints the General Partner and the liquidator or liquidating trustee, as applicable, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) this Agreement and all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as an exempted limited partnership (or a partnership in which the limited partners have limited liability) in the Cayman Islands and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner or the liquidating trustee, as applicable, deems appropriate or necessary to reflect the winding up and dissolution of the Partnership pursuant to the terms of this Agreement; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article X or Article XI; and

Exhibit 1.2
(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by such holder of Units hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.
(b) For the avoidance of doubt, the foregoing power of attorney does not include the power or authority to vote any Units held by any Partner on any matter on which the Partners have a right to vote, either at a meeting or by any written consent, either as contemplated by Section 6.5 or otherwise under this Agreement.
(c) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the Transfer of all or any portion of his, her or its Units and shall extend to such Partner’s heirs, successors, assigns and personal representatives.
15.2 Amendments.
(a) The General Partner (pursuant to its power of attorney from the holders of Units as provided in Section 15.1 or otherwise), without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(i) a change in the name of the Partnership or the location of the principal place of business of the Partnership; (ii) admission, substitution, removal or withdrawal of Partners or Transferees in accordance with this Agreement;
(iii) a change that does not adversely affect any holder of Units in any material respect in its capacity as an owner of Units and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute;
(iv) as contemplated by Section 3.1(e); or
(v) as contemplated by Section 3.6.
(b) Except as provided in Section 15.2(a), this Agreement may not be amended or modified except with the consent of the General Partner and, so long as the holders of the Common Units have an ownership percentage of at least 10% of the total issued and outstanding Common Units, the consent or approval of the holders of a majority of the Common Units, in writing, to a treatment other than as described above. Notwithstanding the preceding sentence, (i) no consent or approval shall be required for the Partnership to admit a Permitted Transferee as a Partner following an Exempt Transfer completed in compliance with this Agreement, and (ii) if the holders of the Common Units have an ownership percentage of less than 10% of the total issued and outstanding Common Units, the holders of a majority of the Common Units must also consent to or approve any amendments or modifications to Article IV, Section 9.1, Article XII, Section 13.2, this Section 15.2 or related definitions, or any other amendments or modifications that affect the rights granted to the such holders in such sections in any material respect, including, without limitation, changes to the number of Class A ordinary shares issued upon an Exchange, either through an amendment to the definition of “Exchange Rate” or otherwise, or that otherwise increase the obligations of or decrease the benefits to the applicable holders. Notwithstanding the foregoing, any amendment which would materially and adversely affect the rights or duties of a Partner on a discriminatory and non-pro rata basis shall require the consent of such Partner, other than those actions set forth in Section 15.2(a) above. In addition, the amendment of any specific approval, consent, voting right, or transfer rights of a specified Partner shall require the approval of such Partner; provided that such Partner holds the number of Units, as applicable, required to exercise such rights. Any amendment or modification effected in accordance with this Section 15.2(b) shall be effective, in accordance with its terms, with respect to the rights and

Exhibit 1.2
obligations of, and binding upon, all Partners. For the avoidance of doubt, without any action or requirement of consent by any Partner, the Partnership shall update the books and records of the Partnership to remove a Partner’s name therefrom once such Partner no longer holds any Equity Securities of the Partnership, following which such Person shall cease to be a “Partner” or have any rights or obligations under this Agreement.
15.3 Title to Partnership Assets. Any rights or property of every description of the Partnership that is conveyed to or vested in or held on behalf of the General Partner or in the name of the Partnership shall be held or deemed to be held by the General Partner upon trust as an asset of the Partnership in accordance with the terms of this Agreement. No holder of Units, individually or collectively, shall have any ownership interests in any assets of the Partnership or any portion thereof.
15.4 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid), or electronic mail to the Partnership at the address set forth below and to any other recipient and to any holder of Units at such address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service and, on the day sent, if sent by electronic mail if confirmation of receipt is received. The Partnership’s address is:
To the Partnership, PubCo or the General Partner:
Waldencast Partners LP
10 Bank Street, Suite 560
White Plains, NY 10606
Attention: Michel Brousset
Email: michel@waldencast.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Paul T. Schnell
Maxim Mayer-Cesiano
Email: paul.schnell@skadden.com
maxim.mayercesiano@skadden.com
To any Milk Partner:
To the address or email set forth opposite such Milk Partner’s name on Schedule I with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
601 Marshall Street
Redwood City, California 94063
Attention: Daniel J. Espinoza
Email: despinoza@goodwinlaw.com
15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as otherwise provided in this Agreement, no Partner may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the General Partner.

Exhibit 1.2
15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
15.7 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto.
15.8 Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands. Any dispute relating hereto shall be heard in the state or federal courts of the state of New York, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein. The Parties hereto consent to service being made through the notice procedures set forth in Section 15.4 and irrevocably submit to the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, or the effectiveness or validity of any provision, in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
15.10 Further Action. The Parties shall use commercially reasonable efforts to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
15.11 Offset. Whenever the Partnership is to pay any sum to any holder of Units or any Affiliate or related person thereof, any undisputed amounts that such holder of Units or such Affiliate or related person owes to the Partnership (such lack of dispute to be evidenced by written confirmation of such by such holder of Units or related person thereof) may be deducted from that sum before payment.
15.12 Entire Agreement. This Agreement, and those documents expressly referred to herein (including the Registration Rights Agreement), embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral (including the Prior Agreement), which may have related to the subject matter hereof in any way.
15.13 Remedies. Each holder of Units shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Applicable Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
15.14 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity

Exhibit 1.2
or question of intent or interpretation arises, to the fullest extent permitted by law, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
15.15 Spousal Consent. Each Partner who is married severally represents that true and complete copies of this Agreement and all documents to be executed by such Partner hereunder have been furnished to his or her spouse, represents and warrants to the Partnership and to the other Partners that such spouse has read this Agreement and all related documents applicable to such Partner, is familiar with each of their terms, and has agreed to be bound to the obligations of such Partner hereunder and thereunder and has executed the form of spousal consent set forth in Exhibit B to this Agreement.
15.16 Third-Party Rights. A person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement, except that, each Indemnified Person may in its own right enforce Section 6.4 of this Agreement, subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including, without limitation, any Indemnified Person) is not required for any amendment to, or variation, release, rescission or termination of, this Agreement.
* * * * *

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
WALDENCAST CAYMAN LLC, as General Partner
By:     /s/ Michel Brousset
Name: Michel Brousset
Title: Manager
EXECUTED AND\ DELIVERED AS A DEED BY:
WALDENCAST PLC
By:     /s/ Michel Brousset
Name: Michel Brousset
Title: Chief Executive Officer

Exhibit 1.2

EXECUTED AND DELIVERED AS A DEED BY:

OBAGI HOLDCO 1 LIMITED, as Limited Partner

By:     /s/ Robert Lucas
Name: Robert Lucas
Title: Director

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
ACG DAIRY LLC
By: Alliance Consumer Growth, LLC, its Manager
By:
Name:
Title:

in the presence of:
Witness Name:
Witness Address:

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
[PARTNER]
By:     Amorepacific Group
Name: Seung-hwan Kim
Title: President

in the presence of:

Witness Name:
Witness Address

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
[PARTNER]
By: /s/ Dianna Ruth
Name: Dianna Ruth
Title:

in the presence of:
/s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
[PARTNER]
By: /s/ Erez Shternlict
Name: Erez Shternlicht
Title: Member

in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
GEORGIE GREVILLE JASPER
By: /s/ Georgia Greville Jasper
Name:
Title:

in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
Main Post Growth Capital, L.P.
By: /s/ Josh D. McDowell
Name: Josh D. McDowell
Title: Partner

in the presence of:

Witness Name:
Witness Address:

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
MAZDACK RASSI
By: /s/ Mazdack Rassi
Name:
Title:

in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
Moishe Mana
By: /s/ Bruce D. Fischman
Name: Bruce D. Fischman
Title: Attorney-in-fact

in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
SCOTT SASSA
By: /s/ Scott Sassa
Name:
Title:

in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amended and Restated Limited Partnership Agreement as a deed on the date first above written.
EXECUTED AND DELIVERED AS A DEED BY:
SUZANNA ROBERTS RASSI
By: /s/ Suzanna Roberts Rassi
Name:
Title:
in the presence of:
    /s/ Tim Coolican
Witness Name: Tim Coolican
Witness Address: 29 Edgewood Road

Exhibit 1.2

SCHEDULE I
PARTNERS; PARTNERSHIP INTERESTS; ADDRESSES

Exhibit 1.2
SCHEDULE OF PARTNERS

Name of Partner	Address of Partner	Nature of Interest in Partnership	Date of Admission	Date Ceased to be a Partner
Waldencast Cayman LLC	PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands	General Partner	25 July 2022
Obagi Holdco 1 Limited	2nd Floor, Sir Walter Raleigh House 48-50 Esplanade St Helier, JE2 3QB Jersey	Limited Partner	25 July 2022
ACG Dairy LLC	410 Park Avenue, Suite 600 New York NY, 10022 United States	Limited Partner	27 July 2022
AmorePacific Group	100, Hangang-daero Yongsan-gu Seoul Republic of Korea	Limited Partner	27 July 2022
Dianna Ruth	272 Sycamore Ave Shrewsbury NJ, 7702 USA	Limited Partner	27 July 2022
Erez Shternlicht	7146 La Presa Drive Los Angeles CA, 90068 USA	Limited Partner	27 July 2022
Georgia Greville Jasper	138 Broadway, #6D New York NY, 11211 USA	Limited Partner	27 July 2022
Main Post Growth Capital, L.P.	One Embarcadero Center, Suite 3500 San Francisco CA, 94111 USA	Limited Partner	27 July 2022
Mazdack Rassi	17 Vyl Atwood Road Stone Ridge NY, 12484 USA	Limited Partner	27 July 2022
Moishe Mana	16722 Senterra Drive Delray Beach FL, 33484 USA	Limited Partner	27 July 2022

Exhibit 1.2

Scott Sassa	2392 Century Hill Los Angeles CA, 90067 USA	Limited Partner	27 July 2022
Suzanna Roberts Rassi	17 Vyl Atwood Road Stone Ridge NY, 12484 USA	Limited Partner	27 July 2022
Scott M. Sassa Extra-Crummey Trust dated August 25, 2014	2392 Century Hill Los Angeles CA, 90067 USA	Limited Partner	30 December 2022 (with economic effect on 27 July 2022)

Exhibit 1.2
EXHIBIT A
FORM OF
ELECTION OF EXCHANGE
Reference is hereby made to the Amended and Restated Limited Partnership Agreement of Waldencast Partners LP,  a Cayman Islands exempted limited partnership (the “Partnership”), dated July 27, 2022 (as amended from time to  time, the “Agreement”), among Waldencast Cayman LLC, a limited company incorporated under the laws of the  Cayman Islands, as General Partner ("DRE Partner"), Obagi Holdco 1 Limited, a limited company incorporated  under the laws of Jersey, as Limited Partner (“Holdco 1”), Waldencast plc., a public limited company incorporated  under the laws of Jersey (formerly known as Waldencast Acquisition Corp., a Cayman Islands exempted company,  prior to its migration from the Cayman Islands to Jersey) ("PubCo") and the Partners from time to time party thereto  (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the  Agreement.
The undersigned Holder hereby transfers to PubCo the number of Common Units plus Class B ordinary shares set  forth below (together, the “Exchanged Interests”) in Exchange for the Cash Exchange Payment or Stock Exchange  Payment, as set forth in the Agreement.
Legal Name of Holder:
Address:
Number of Exchanged Interests to be Exchanged:
The undersigned hereby represents and warrants that: (i) the undersigned has full legal capacity to execute and deliver  this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has  been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned,  enforceable against it in accordance with the terms hereof or of the Agreement, as the case may be, subject to  applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of  equitable remedies; (iii) the Exchanged Interests subject to this Election of Exchange are being transferred to PubCo  (or the Partnership, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim;  and (iv) no consent, approval, authorization, order, registration or qualification of any third party, or with any court  or governmental agency or body having jurisdiction over the undersigned or the Exchanged Interests subject to this  Election of Exchange, is required to be obtained by the undersigned for the transfer of such Exchanged Interests to  PubCo.
The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or of the General Partner as the  attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all  things and to take any and all actions that may be necessary to transfer to PubCo (or the Partnership, if applicable)  the Exchanged Interests subject to this Election of Exchange and to deliver to the undersigned the Stock Exchange  Payment or Cash Exchange Payment to be delivered in exchange therefor.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be  executed and delivered by the undersigned or by its duly authorized attorney.

Exhibit 1.2
Name:
Dated:
EXHIBIT B
FORM OF
SPOUSAL CONSENT
I acknowledge that I have read the Amended and Restated Exempted Limited Partnership Agreement (the  “Agreement”) of Waldencast Partners LP (the “Partnership”), dated on July 27, 2022, and that I know its contents.  I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest  in the Partnership, including any property or other interest that I have or acquire therein, under certain circumstances.  I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Agreement  and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound  thereby.
I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall  have the absolute right to have my interest, if any, in the Partnership set apart to him or her, whether through a will, a  trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms  of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an  amount equal to its appraised value as determined by a reputable accounting firm, investment bank or other qualified  appraiser selected by me and my spouse (or if we cannot agree on an appraiser within five (5) Business Days, such  appraiser as is selected by the Partnership), payable in cash or on such other terms as may be agreed upon by me and  my spouse.
This consent, including its existence, validity, construction, and operating effect, and the rights of each of the  parties hereto, shall be governed by and construed in accordance with the laws of the [ ]* without regard to  otherwise governing principles of choice of law or conflicts of law.
Dated:
Name:
* Insert jurisdiction of residence of Partner and Spouse.